UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Toro Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The Toro Company

NOTICE OF 2023

ANNUAL MEETING AND

PROXY STATEMENT

FOR MARCH 21, 2023

Worldwide Headquarters
8111 Lyndale Avenue South
Bloomington, MN 55420-1196
952-888-8801

February 7, 2023

Dear Fellow Shareholders:

On behalf of The Toro Company Board of Directors and management team, we are pleased to invite you to join us for The Toro Company 2023 Annual Meeting of Shareholders to be held virtually on Tuesday, March 21, 2023, at 2:00 p.m., Central Daylight Time.

Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the notice and proxy statement that follow. Information regarding attending the virtual annual meeting can be found on page 1 of the proxy statement.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials or the paper or electronic copy of our proxy materials you received for the meeting.

Thank you for your continued support of our Company.

Sincerely,

Richard M. Olson
Chairman of the Board, President and CEO

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive shareholder materials electronically will remain in effect until canceled.

i

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NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, March 21, 2023
Time:	2:00 p.m., Central Daylight Time
Location:	Virtual www.virtualshareholdermeeting.com/TTC2023

Agenda:	1. To elect as directors the three nominees named in the proxy statement, each to serve for a term of three years ending at the 2026 Annual Meeting of Shareholders;
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2023;
3. To approve, on an advisory basis, our executive compensation;
4. To approve, on an advisory basis, the frequency of the advisory approval of our executive compensation; and
5. To transact any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

We currently are not aware of any other business to be brought before the annual meeting. Shareholders of record at the close of business on January 20, 2023, the record date, will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting. A shareholder list will be made available at our principal executive offices during ordinary business hours beginning March 10, 2023, for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting and will be open for examination by any shareholder electronically during the annual meeting at www.virtualshareholdermeeting.com/TTC2023 when you enter your 16-Digit Control Number.

Your vote is important. A majority of the outstanding shares of our common stock must be present either by attending the virtual meeting or by proxy to constitute a quorum for the conduct of business. Please promptly vote your shares by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet, telephone or mobile device voting as described on your proxy card.

February 7, 2023

BY ORDER OF THE BOARD OF DIRECTORS

Amy E. Dahl Vice President, General Counsel and Corporate Secretary

v

_____________________

References in this proxy statement to:

•“TTC,” “we,” “us,” “our,” or the “Company” refer to The Toro Company;

•“Board” refer to the Board of Directors of TTC;

•“annual meeting” refer to our 2023 Annual Meeting of Shareholders; and

•

“2022 Annual Report” refer to our Annual Report to Shareholders for fiscal 2022, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, being made available together with this proxy statement.

Information on our website and any other websites referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

THE TORO COMPANY HIGHLIGHTS AND PROXY STATEMENT EXECUTIVE SUMMARY

Business Overview

The Toro Company, founded in 1914, is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With its worldwide headquarters in Bloomington, Minnesota, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, Spartan Mowers, BOSS Snowplow, Ventrac, American Augers, Trencor, Pope, Subsite Electronics, HammerHead, Radius HDD, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations.

OUR PURPOSE To help our customers enrich the beauty, productivity and sustainability of the land.	OUR VISION To be the most trusted leader in solutions for the outdoor environment. Every day. Everywhere.	OUR MISSION To deliver superior innovation and to deliver superior customer care.

OUR GUIDING PRINCIPLES

Our success is founded on a long history of caring relationships based on trust and integrity. These relationships are the foundation on which we build market leadership with the best in innovative products and solutions to make outdoor environments beautiful, productive, and sustainable. We are entrusted to strengthen this legacy of excellence.

Highlights of Our Financial, Operational and Strategic Achievements for Fiscal 2022

Financial
$4.5 billion	Net Sales Achieved $4.5 billion in total net sales, a 14.0% é year-over-year, consisting of a 17.1% é in professional segment net sales and a 5.8% é in residential segment net sales.
$4.20	Earnings Per Share Achieved reported diluted earnings per share, or EPS, of $4.20 per share, an 11.1% é year-over-year.
$0.30 share

Quarterly Cash Dividend

Paid a $0.30 per share quarterly cash dividend, which was a 14.0% é over our fiscal 2021 quarterly cash dividend, and announced a $0.34 per share quarterly cash dividend for fiscal 2023, a 13% increase over our fiscal 2022 dividend.

Operational
✓

Drive for Five

Continued our multi-year employee initiative, "Drive for Five," intended to align and engage employees on furthering our strategic growth by offering innovative business and product categories to serve our customers. The core focus of this initiative is our goal of exceeding $5.0 billion in net sales through organic growth, while continuing our focus on improving profitability, by the end of fiscal 2024.

✓

Sustainability Endures

Released our fiscal 2021 Sustainability Report in June 2022, which highlights key achievements, metrics and newly defined sustainability goals as part of our Sustainability Endures strategic initiative. The report builds on our longstanding commitment to making a positive impact financially, socially and environmentally worldwide.

Strategic
✓

Accelerating Profitable Growth, Driving Productivity and Operational Excellence and Empowering our People

Continued our key strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering our people.

✓

Acquisition of Intimidator Group

Acquired Intimidator Group in January 2022, which designs, manufactures, markets and sells a commercial-grade line of zero-turn mowers under the Spartan Mowers brand and which broadened our Professional reportable segment and expanded our manufacturing footprint and dealer network.

✓

Continued Focus on Alternative Power, Smart-Connected Products and Autonomous Solutions

Our creative, hard-working teams drove innovative advancements in technology, focusing on alternative power, smart-connected products and autonomous solutions. This culminated in the launch of our first commercial-grade, battery-powered, zero-emissions stand-on and zero-turn mowers and the showcasing of several autonomous prototypes.

The Toro Company’s Commitment to Sustainability

✓ Deeply rooted in our purpose and strategic business priorities

✓ Continuing to advance our sustainability platform, Sustainability Endures, through our focus on Product, Process and People, facilitated by Planning

✓ Demonstrating our commitment with an executive leadership role leading our efforts and enhancing our focus

✓ Released our fiscal 2021 Sustainability Report in June 2022

✓ Aligning our priorities with six United Nations Sustainable Development Goals to address environmental and social issues globally

PRODUCTS: Develop innovative, safe and high-quality products that yield performance, productivity and environmental benefits for our customers	PROCESS: Continuously improve operational and resource efficiency; energy, water and waste management; and implement Lean management across our value chain	PEOPLE: Promote the growth, development, health, safety and wellness of our employees and give back to the communities where we live and work

Product Pillar Goal: By 2025, increase battery and hybrid product sales to at least 20% of total adjusted net sales (motorized product sales)	Process Pillar Goal: By 2025, reduce absolute Scope 1 and 2 greenhouse gas (GHG) emissions by at least 15% compared to fiscal 2019	People Pillar Goal: By 2025, increase the number of women and racial and ethnic minorities in leadership positions by at least 20% compared to fiscal 2021

PLANNING: Embed sustainability into our culture by enhancing our strategic approach to sustainability initiatives, providing more transparency and supporting our pillars and program development

2023 Annual Meeting of Shareholders

Date and Time Tuesday, March 21, 2023 2:00 p.m. CDT	Location www.virtualshareholdermeeting.com/TTC2023	Record Date January 20, 2023

Meeting Agenda Voting Matters and Recommendations

Proposal One To elect as directors the three nominees named in this proxy statement, each to serve for a term of three years ending at the 2026 Annual Meeting of Shareholders.	☑	FOR each nominee	Page 5

Proposal Two To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2023.	☑	FOR	Page 24

Proposal Three To approve, on an advisory basis, our executive compensation.	☑	FOR	Page 26

Proposal Four To approve, on an advisory basis, the frequency of the advisory approval of our executive compensation.	☑	ONE YEAR	Page 28

How to Cast Your Vote

Your vote is important! Please vote your shares promptly using one of the methods listed below. See page 2 for additional voting information.

By Internet Go to www.proxyvote.com	By Phone Call 800-690-6903	By Mobile Device Scan the QR code	By Mail Return your proxy card	By Attending the Meeting Virtually Visit www.virtualshareholdermeeting.com/TTC2023

Corporate Governance Highlights

Our Board provides oversight of critical matters such as our strategic plans, financial and other controls, risk management, merger and acquisition related activities, and executive succession planning. The Board reviews our major governance documents, policies and processes regularly and thoughtfully determines the structures that are appropriate for our Company at the time, which includes review or determination of the following:

✓ Independent directors (other than CEO) and
    committee status

✓ Effective lead director structure

✓ Regular independent director executive sessions

✓ Anti-hedging and anti-pledging policy

✓ Clawback policy

✓ Codes of Conduct and Ethics

✓ Comprehensive director onboarding process

✓ Robust stock ownership guidelines

✓ Meaningful Board strategy and risk oversight

✓ Annual Board and committee self-evaluations

✓ Board and committee meetings attendance at
    over 98%

✓ Board access to management

✓ Board oversight of sustainability matters

✓ Emphasis on diversity in Board refreshment
    efforts

✓ No poison pill

Immediately after the 2023 Annual Meeting, our Board will reflect the following characteristics*:

Average Age 60 years	Average Tenure 8 years	New Directors in the Last 5 Years 4

% of Directors who are Racially/Ethnically Diverse 27%	% of Directors who are Women 27%

Information About our Board of Directors

				Committee Memberships				Other	Racial/
Name and Title	Age	Director Since	Independent	A	F	N&G	C&HR	Public Boards	Gender Diversity
Director Nominees
Jeffrey M. Ettinger
Retired Chairman, President and Chief Executive Officer, Hormel Foods Corporation	64	2010	Yes			C	✓	1
Eric P. Hansotia
Chairman, President and Chief Executive Officer, AGCO Corporation	54	2022	Yes			✓	✓	1	✓
D. Christian Koch
Chairman, President and Chief Executive Officer, Carlisle Companies Incorporated	58	2016	Yes			✓	✓	1
Continuing Directors
Janet K. Cooper
Retired Senior Vice President and Treasurer, Qwest Communications International Inc.	69	1994	Yes	C E	✓			1	✓
Gary L. Ellis - Lead Independent Director
Retired Executive Vice President, Medtronic plc	66	2006	Yes	✓ E	✓			1
Jeffrey L. Harmening
Chairman and Chief Executive Officer, General Mills, Inc.	56	2019	Yes	✓	C			1
Joyce A. Mullen
President and Chief Executive Officer, Insight Enterprises, Inc.	60	2019	Yes			✓	✓	1	✓
Richard M. Olson
Chairman, President and Chief Executive Officer, The Toro Company	59	2016	No					1
James C. O’Rourke
President and Chief Executive Officer, The Mosaic Company	62	2012	Yes			✓	C	1
Jill M. Pemberton
Chief Financial Officer, North America LVMH Moët Hennessy Louis Vuitton	52	2022	Yes	✓ E	✓			0	✓
Michael G. Vale, Ph.D.
Group President, Safety & Industrial 3M Company	56	2018	Yes	✓	✓			0	✓

A: Audit	N&G:	Nominating & Governance	✓: Member	E:	Audit Committee Financial Expert
F: Finance	C&HR:	Compensation & Human Resources	C: Chair

*

While Katherine J. Harless is a current director, she attained the age of 70 during her current term and, in accordance with our Corporate Governance Guidelines, will retire from the Board at the expiration of her term at the annual meeting. Therefore, she is not included in these calculations. As of the date of this proxy statement, 33% of our directors are women. Ms. Harless has served as a director for 22 years. In light of her retirement from the Board, the Board intends to consider whether to seek additional directors and, in doing so, will continue to prioritize all diversity attributes, including gender and racial/ethnic diversity considerations.

x

Executive Compensation

Executive Compensation Program Philosophy

Our executive compensation philosophy is to maintain a program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers.

Align interests of executive officers with shareholder interests	Link pay to performance	Provide competitive target total direct compensation opportunities

Fiscal 2022 Executive Compensation Summary

A significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Short-term variable compensation is in the form of annual cash incentive awards. Long-term variable compensation is in the form of stock options that vest over three years and three-year performance share awards. For fiscal 2022:

Chairman and CEO Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

What we do	✓	Emphasize long-term performance in our equity-based incentive awards
	✓	Use a mix of performance measures in our incentive plans
	✓	Establish threshold levels of performance and caps on payouts
	✓	Maintain a robust clawback policy and provisions
What we don’t do		No guaranteed salary increases or bonuses
No excessive perquisites
No individual executive employment agreements
No gross-up payments

Our fiscal 2022 financial performance resulted in the following:

Annual cash incentives were paid at 69% of target.

Three-year performance awards for the fiscal 2020 to fiscal 2022 performance period were paid at 72% of target.

THE TORO COMPANY

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MARCH 21, 2023

2:00 p.m. Central Daylight Time

The Toro Company Board of Directors is using this proxy statement to solicit your proxy for use at The Toro Company 2023 Annual Meeting of Shareholders. We intend to send a Notice Regarding the Availability of Proxy Materials for the annual meeting and make proxy materials available to shareholders (or for certain shareholders and for those who request, a paper copy of this proxy statement and the form of proxy) on or about February 7, 2023.

GENERAL INFORMATION ABOUT THE 2023 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, March 21, 2023.

This proxy statement and our 2022 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, or fiscal 2022, are available at www.thetorocompany.com/proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to some of our shareholders. Shareholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

When and Where Will the Annual Meeting Be Held?

The annual meeting will be held virtually on Tuesday, March 21, 2023 at 2:00 p.m. Central Daylight Time at www.virtualshareholdermeeting.com/TTC2023.

How Can I Attend the Virtual Annual Meeting?

Shareholders at the close of business on the record date may attend the annual meeting by visiting www.virtualshareholdermeeting.com/TTC2023 and logging in with the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials. On the day of our annual meeting, we recommend that you log into our virtual meeting at least 15 minutes before the scheduled start time to ensure that you can access the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. Rules governing the conduct of the annual meeting will be posted on the virtual meeting platform along with an agenda.

What Are the Purposes of the Annual Meeting?

The purposes of the 2023 Annual Meeting of Shareholders are to vote on the following items described in this proxy statement:

Proposal One	Election of Directors
Proposal Two	Ratification of Selection of Independent Registered Public Accounting Firm
Proposal Three	Advisory Approval of our Executive Compensation
Proposal Four	Advisory Approval of the Frequency of the Advisory Approval of our Executive Compensation

Are There Any Matters To Be Voted On at the Annual Meeting that Are Not Included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the annual meeting other than as described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjournment or postponement of the annual meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

Who Is Entitled to Vote and How Many Shares Must Be Present to Hold the Annual Meeting?

Shareholders of record at the close of business on January 20, 2023, the record date, will be entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting. As of January 20, 2023, there were 104,678,026 outstanding shares of our common stock. Each share of our common stock is entitled to one vote on each matter to be voted on at the annual meeting. Shares of our common stock that are held by us in our treasury are not counted as outstanding shares and will not be voted.

Shareholders holding a majority of the voting power of the outstanding shares of our common stock must be present at the virtual annual meeting or by proxy in order for us to have a quorum for the transaction of business at the annual meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the annual meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

How Do I Vote My Shares?

If your shares are registered in your name, you may vote your shares by one of the five following methods:

Vote by Internet	Go to www.proxyvote.com and follow the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or proxy card.
Vote by Telephone	Call 800-690-6903 and follow the instructions for telephone voting shown on your proxy card.
Vote by Mail

Complete, sign, date and mail your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet, telephone or mobile device, please do not mail your proxy card.

Vote by Mobile Device	Scan the QR code on your Notice Regarding the Availability of Proxy Materials or proxy card and follow the links.
Vote at the Virtual Meeting

Attend our virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/TTC2023. You will need the 16-digit control number included on your proxy card voting instruction form or Notice Regarding the Availability of Proxy Materials to enter the annual meeting.

If you hold shares as a participant in certain TTC employee benefit plans, you may vote your shares by one of the five methods noted above. If your shares are held in “street name,” you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet, telephone or mobile device. On the day of the annual meeting, you may go to www.virtualshareholdermeeting.com/TTC2023, and log in by entering the 16-digit control number found on your voting instruction form. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

How Does the Board Recommend that I Vote and What Vote is Required for Each Proposal?

Proposal	Board Recommendation	Available Voting Selections	Voting Approval Standard	Effect of Withhold or Abstention	Effect of Broker Non- Vote
1. Election of three directors	FOR all three nominees	FOR all nominees; WITHHOLD from all nominees; or WITHHOLD from one or more nominees	Plurality: the individuals who receive the greatest number of votes cast “for” are elected as directors(1)	No effect	No effect
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2023	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	Not applicable(2)
3. Approval of, on an advisory basis, our executive compensation(3)	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	No effect
4. Approval of, on an advisory basis, the frequency of the advisory approval of our executive compensation(3)	ONE YEAR	ONE YEAR; TWO YEARS; THREE YEARS; or ABSTAIN	Majority of shares present and entitled to vote(4)	Counted as a vote against	No effect

(1)

Under our Amended and Restated Bylaws, if any nominee for director in an uncontested election as to whom a majority of the votes of the shares present at the virtual meeting or represented by proxy at the annual meeting and entitled to vote on the election of directors are designated to be “withheld” or are voted “against,” that director must tender his or her resignation for consideration by our Nominating & Governance Committee. Our Nominating & Governance Committee then must evaluate the best interests of our Company and shareholders and recommend the action to be taken by the Board with respect to such tendered resignation.

(2)

Under applicable New York Stock Exchange, or NYSE, rules, brokers and custodians may vote on the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2023 in their discretion, and, therefore, we do not expect any broker non-votes on this matter.

(3)

While an advisory vote, our Compensation & Human Resources Committee and Board expect to take into account the outcome of this vote when considering future executive compensation or the frequency of future advisory votes on executive compensation, as the case may be.

(4)

In the event that no option receives a majority, we will use a plurality standard and consider the option that receives the most votes to be the option selected by shareholders and in such case, abstentions will have no effect on the outcome.

How Will My Shares Be Voted?

How Your Shares are Held	How Your Shares will be Voted If You Specify How to Vote	How Your Shares will be Voted If You Do Not Specify How to Vote
Shares registered in your name	The named proxies will vote your shares as you direct	The named proxies will vote FOR all proposals
Shares held in street name	Your broker will vote your shares as you direct	Your broker may vote only on routine items in the absence of your instruction how to vote(1)
Shares held in certain TTC employee benefit plans	The plan trustee will vote your shares confidentially as you direct	The plan trustee will vote your shares in the same proportion as the votes actually cast by participants

(1)

If your shares are held in “street name” and you do not indicate how you wish to vote, under NYSE rules your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One—Election of Directors, Proposal Three—Advisory Approval of our Executive Compensation, and Proposal Four—Advisory Approval of the Frequency of the Advisory Approval of our Executive Compensation are not “routine” matters. Accordingly, if you do not direct your broker how to vote on those proposals, your broker may not exercise discretionary voting authority and may not vote your shares on these proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the annual meeting for purposes of establishing quorum, as discussed on page 2, they are not considered to be shares “entitled to vote” at the annual meeting and will not be counted as having been voted on the applicable proposal. Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter, and your broker is permitted to exercise discretionary voting authority to vote your shares “for” or “against” the proposal in the absence of your instruction.

What Does It Mean If I Receive More Than One Notice or Set of Proxy Materials?

If you hold your shares in more than one account, you may receive multiple copies of the Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials. If you are a participant in the dividend reinvestment feature of our Direct Stock Purchase Plan, shares registered in your name are combined with shares you hold in that plan. Similarly, where possible, shares registered in your name are combined with shares you hold, if any, as a participant in certain TTC employee benefit plans. However, shares you hold in “street name” (through a broker, bank or other nominee) are not combined with shares registered in your name or held as a participant in TTC employee benefit plans. If you receive more than one Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials, you must vote separately for each notice, e-mail notification or proxy and/or voting instruction card having a unique control number to ensure that all of your shares are voted.

How Can I Revoke or Change My Vote?

You may revoke your proxy or change your vote at any time before your shares are voted at the annual meeting by one of the following methods:

How Your Shares are Held	Method to Revoke or Change Your Vote
Shares registered in your name

•  Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card;

•  Attend the annual meeting virtually and vote electronically at the meeting; or

•  Send written notice of revocation to our General Counsel.

Shares held in street name	Follow instructions provided by your broker, bank or other nominee
Shares held in certain TTC employee benefit plans

Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. has been engaged to tabulate shareholder votes. An agent of Broadridge Financial Solutions, Inc. will act as our independent inspector of elections for the annual meeting.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the annual meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the annual meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received.

How Can I Ask Questions in Advance of and During the Annual Meeting?

Shareholders may submit questions in advance of the annual meeting, from February 7, 2023 to March 20, 2023, and during a portion of the annual meeting. If you wish to submit a question in advance of the annual meeting, from you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. If you wish to submit a question during the annual meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/TTC2023 using the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the annual meeting, subject to time limitations.

PROPOSAL ONE—ELECTION OF DIRECTORS

Board Size and Structure

Our Restated Certificate of Incorporation provides that our Board of Directors may be comprised of between eight and twelve directors. As provided in our Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number, with each class elected in a different year for a term of three years. Our current directors and their respective current terms are as follows:

Current Term Ending at 2023 Annual Meeting	Current Term Ending at 2024 Annual Meeting	Current Term Ending at 2025 Annual Meeting
Jeffrey M. Ettinger	Janet K. Cooper	Jeffrey L. Harmening
Katherine J. Harless	Gary L. Ellis	Joyce A. Mullen
Eric P. Hansotia	Jill M. Pemberton	Richard M. Olson
D. Christian Koch	Michael G. Vale	James C. O’Rourke

Ms. Harless attained the age of 70 during her current term and, in accordance with our Corporate Governance Guidelines, will retire from the Board at the expiration of such term at the annual meeting. Ms. Harless has served as a director for 22 years, and the Board thanks Ms. Harless for her many years of dedicated service to the Company. In light of her retirement from the Board, the Board has voted to reduce its size from twelve to eleven directors effective immediately prior to the annual meeting, and thereafter our Board will be comprised of eleven directors until the Board determines to change the number. In the future, the Board intends to consider whether to seek additional directors and in doing so will continue to prioritize all diversity attributes including gender and racial/ethnic diversity considerations.

Nominees for Director

The Board has nominated Jeffrey M. Ettinger, Eric P. Hansotia and D. Christian Koch for election to the Board each to serve for a three-year term ending at the 2026 Annual Meeting of Shareholders. Each of Messrs. Ettinger, Hansotia and Koch is a current member of the Board and has consented to serve if elected. Proxies only can be voted for the number of persons named as nominees in this proxy statement, which is three.

If prior to the annual meeting the Board learns that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for that nominee will be voted for a substitute nominee as selected by the Board. Alternatively, at the Board’s discretion, the proxies may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

Information About Director Nominees and Continuing Directors

The following pages provide information about the nominees for election to the Board at the annual meeting, all of whom are current Board members, and each of the other continuing members of the Board. We believe that all of our director nominees and continuing directors display:

•	personal and professional integrity;
•	appropriate levels of education and business experience;
•	strong business acumen;
•	an appropriate level of understanding of our business, industries and other industries relevant to our business;
•	the ability and willingness to devote adequate time to the work of our Board and its committees;
•	a fit of skills and personality with those of our other directors that helps build a Board that is effective, collegial and responsive to the needs of our Company;
•	strategic thinking acumen and a willingness to share ideas;

•	a diversity of experiences, expertise and backgrounds, including racial, ethnic and gender diversity; and
•	the ability to represent the interests of all of our shareholders.

All of our director nominees and continuing directors bring to our Board a wealth of executive leadership experience. The following charts summarize the key experience, qualifications and demographics of each director nominee and continuing director.

Experience as an Executive Leader in the Following Areas	Janet Cooper	Gary Ellis	Jeffrey Ettinger	Eric Hansotia	Jeffrey Harmening	D. Christian Koch	Joyce Mullen	Richard Olson	James O'Rourke	Jill Pemberton	Michael Vale
Current/Former CEO			✓	✓	✓	✓	✓	✓	✓
Finance/Financial Oversight	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board (other than TTC)	✓	✓	✓	✓	✓	✓	✓	✓	✓
Manufacturing/Supply Chain/Operations			✓	✓	✓	✓	✓	✓	✓	✓	✓
Distribution Channel			✓	✓	✓	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory/Government		✓	✓		✓		✓	✓	✓		✓
Health and Safety			✓		✓	✓		✓	✓		✓
Sustainability/Climate	✓	✓		✓
Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International Operations		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Systems/ Cybersecurity	✓	✓		✓	✓	✓	✓	✓	✓	✓
Previously Resided Outside the United States		✓		✓	✓	✓	✓		✓	✓	✓
Demographics
Race/Ethnicity
African American										✓
Asian/Pacific Islander				✓
White/Caucasian	✓	✓	✓		✓	✓	✓	✓	✓
Hispanic/Latino											✓
Native American
Gender
Male		✓	✓	✓	✓	✓		✓	✓		✓
Female	✓						✓			✓

The information presented on the following pages regarding each director nominee or continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director in light of our business and structure.

Director Nominees for Election to the Board for a Term Ending at the 2026 Annual Meeting

Background

Jeffrey M. Ettinger retired from Hormel Foods Corporation, Austin, Minnesota (a multinational manufacturer and marketer of consumer-branded food and meat products). He held the following positions, all at Hormel Foods:

•  Chairman of the Board (October 2016 – November 2017)

•  Chairman of the Board and Chief Executive Officer (November 2006 – October 2016)

•  President (July 2004 – October 2015)

Qualifications

Jeffrey M. Ettinger

Mr. Ettinger brings to our Board strong business acumen, significant executive leadership attributes and relevant experience of driving growth through innovation and strategic acquisitions. Mr. Ettinger provides relevant insight and guidance with respect to numerous issues important to our Company, including, our strategy of driving growth in our business through the development of innovative, customer-valued products, expansion of our global presence through targeted acquisitions and sustainability. Additionally, as an experienced public company director and former executive, he contributes knowledge of public company requirements and issues, including those related to corporate governance and executive compensation matters.

Age 64
Director since 2010
Independent
Committees
• Nominating & Governance (Chair) • Compensation & Human Resources
Other Public Company Boards
	Current	Past 5 Years
	Ecolab Inc. (Lead Director)	None

Background

Eric P. Hansotia is the Chairman, President and Chief Executive Officer of AGCO Corporation, Duluth, Georgia (a global leader in the design, manufacture and distribution of agricultural solutions). He holds or held the following positions at AGCO:

•  Chairman, President and Chief Executive Officer (since January 2021)

•  Chief Operating Officer (January 2019 – December 2020)

•  Senior Vice President, Global Crop Cycle and Fuse Connected Services (January 2015 – January 2019)

•  Senior Vice President, Global Harvesting and Advanced Technology Solutions (July 2013 – January 2015)

Prior to joining AGCO, Mr. Hansotia spent 20 years at Deere & Company in various leadership positions including at the general manager, vice president and senior vice president levels.

Eric P. Hansotia
Age 54
Director since 2022
Independent	Qualifications
Committees

Mr. Hansotia brings to our Board a strong strategic perspective and extensive executive leadership experience in areas critical to our Company’s success, including engineering, quality, advanced technology, manufacturing, product management, mergers and acquisitions, channel development and public company governance. He has significant international experience gained from leading global manufacturing and supply chain functions. As an individual of Indian descent, Mr. Hansotia champions diversity, equity and inclusion at AGCO and as a member of our Board.

• Compensation & Human Resources • Nominating & Governance

Other Public Company Boards
	Current	Past 5 Years
	AGCO Corporation	None

D. Christian Koch	Background

D. Christian Koch is the Chairman, President and Chief Executive Officer of Carlisle Companies Incorporated, Scottsdale, Arizona (a diversified manufacturing company that produces and distributes a broad range of products). He holds or held the following positions, all at Carlisle:

•  Chairman (since May 2020)

•  President and Chief Executive Officer (since January 2016)

•  President and Chief Operating Officer (May 2014 – January 2016)

•  Group President, Carlisle Diversified Products (June 2012 – May 2014)

•  President, Carlisle Brake & Friction (January 2009 – June 2012)

•  President, Carlisle Asia-Pacific (February 2008 – January 2009)

Age 58	Qualifications
Director since 2016

Mr. Koch brings to our Board his experience as a seasoned executive with strong business acumen and significant experience managing distribution, supply chain, manufacturing and sales operations around the world as well as with mergers and acquisitions. In addition, as a public company director and executive, Mr. Koch contributes a solid understanding of financial oversight, strategic planning, executive compensation and corporate governance.

Independent
Committees
• Compensation & Human Resources • Nominating & Governance

Other Public Company Boards
	Current	Past 5 Years
	Carlisle Companies Inc.	None

Continuing Members of the Board – Current Term Ending at the 2024 Annual Meeting

Janet K. Cooper	Background

Janet K. Cooper retired from Qwest Communications International Inc., Denver, Colorado (a U.S. telecommunications company that merged with and now does business as CenturyLink). She held the following positions:

•  Senior Vice President and Treasurer, Qwest (September 2002 – June 2008)

•  Chief Financial Officer and Senior Vice President, McDATA Corporation (January 2001 – June 2002)

•  Senior Vice President, Finance, Qwest (July 2000 – January 2001)

•  Prior positions at U.S. West Inc. include Vice President, Finance and Controller and Vice President and Treasurer

Ms. Cooper is a National Association of Corporate Directors, or NACD, Board Leadership Fellow.

Qualifications

Age 69
Director since 1994
Independent

Ms. Cooper brings to our Board substantial financial and accounting knowledge and expertise. Ms. Cooper’s experience as a public company director and audit committee member, financial expertise and acumen in capital markets, audit, tax, accounting, treasury and risk-management, including related to information systems and cybersecurity, and her commitment to diversity, equity and inclusion assists our Board in providing oversight to Management on these matters. Ms. Cooper’s senior leadership experience also enables her to provide strategic input to our Board, in addition to her financial expertise, discipline and oversight.

Committees
• Audit (Chair) • Finance
Other Public Company Boards
	Current	Past 5 Years
	Lennox International Inc.	Resonant Inc. CPI Aerostructures, Inc.

Background

Gary L. Ellis retired from Medtronic plc, Dublin, Ireland (a global medical technology company). He held the following positions, all at Medtronic:

•  Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate (June 2016 – December 2016)

•  Executive Vice President and Chief Financial Officer (April 2014 – June 2016)

•  Senior Vice President and Chief Financial Officer (May 2005 – April 2014)

•  Vice President, Corporate Controller and Treasurer (October 1999 – May 2005)

Gary L. Ellis	Qualifications
Age 66

Mr. Ellis brings extensive financial leadership experience and expertise to the lead independent director role and generally to our Board to provide oversight regarding capital structure, financial condition and policies, long-range financial objectives, tax strategies, financing requirements and arrangements, capital budgets and expenditures, risk-management, insurance coverage and strategic planning matters. As a former executive of a public company and an experienced public company director, Mr. Ellis contributes enhanced knowledge of public company requirements and issues. Additionally, Mr. Ellis contributes his experience managing worldwide financial operations and analyzing financial implications of merger and acquisition transactions, as well as aligning business strategies and financial decisions.

Director since 2006
Lead Independent Director
Committees
• Audit
• Finance

Other Public Company Boards
	Current	Past 5 Years
	Inspire Medical Systems, Inc.	Hill-Rom Holdings, Inc.

Background

Jill M. Pemberton is the Chief Financial Officer, North America of LVMH Moët Hennessy Louis Vuitton, Paris, France (a global luxury product company), a position she has held since July 2020. Prior to her current role, she held the following positions:

•  Senior Vice President, Corporate Financial Planning & Analysis, Viacom Inc. (a leading global media company) (July 2019 to January 2020)

•  Vice President, Finance, Source COE, Supply Chain (February 2017 to June 2019); Vice President, Finance, Global Franchise Organization, Consumer (March 2014 to February 2017; and Vice President, Finance (September 2013 to March 2014), all at Johnson & Johnson (a global health care company)

Prior to these roles, Ms. Pemberton served in various finance roles of increasing responsibility at the Kraft Heinz Company, Delta Air Lines, Inc. and ZF Group Inc. She holds a Directorship Certification from NACD.

Qualifications

Jill M. Pemberton
Age 52
Director since 2022
Independent
Committees

Ms. Pemberton brings to our Board strong and broad financial experience and acumen, enterprise risk management knowledge including relating to cybersecurity and business continuity, investor perspective, strong brand experience and sourcing and supply chain oversight. In addition, she contributes a strategic perspective, with significant acquisition and integration experience, all of which will assist our Board in providing guidance and oversight in these areas. As a female, black leader, Ms. Pemberton champions diversity, equity and inclusion initiatives as an Executive Sponsor of LVMH North America’s Women and Black Employee Resource Groups and as a member of our Board.

• Audit • Finance

Other Public Company Boards
	Current	Past 5 Years
	None	None

Background

Michael G. Vale, Ph.D., is the Group President, Safety & Industrial of 3M Company, St. Paul, Minnesota (a global diversified technology company). Prior to his current role, he held the following positions, all at 3M:

•  Executive Vice President, Safety & Industrial Business Group (since May 2019)

•  Executive Vice President, Health Care Business Group (July 2016 – April 2019)

•  Executive Vice President, Consumer Business Group (August 2011 – July 2016)

•  Prior positions include product development engineer; manufacturing director; managing director, 3M Spain; and managing director, 3M Brazil

Qualifications

Michael G. Vale, Ph.D.

Dr. Vale brings to our Board extensive global business experience and expertise in research and development, technology and manufacturing. Dr. Vale also contributes substantial knowledge of consumer marketing, distribution channels, supply chain, mergers and acquisitions and managing customer relationships, all of which provide valuable management insight with respect to our strategic planning and assist our Board in providing oversight to our businesses. Born and raised in South Texas and of Mexican-American descent, Dr. Vale champions diversity, equity and inclusion initiatives as the Executive Sponsor of 3M’s Latino Resource Network and as a member of our Board.

Other Public Company Boards

Age 56
Director since 2018
Independent
Committees
• Audit
• Finance
	Current	Past 5 Years
	None	None

Continuing Members of the Board – Current Term Ending at the 2025 Annual Meeting

Background

Jeffrey L. Harmening is the Chairman and Chief Executive Officer of General Mills, Inc., Minneapolis, Minnesota (a global manufacturer, marketer and supplier of food products). He holds or held the following positions, all at General Mills:

•  Chairman and Chief Executive Officer (since January 2018)

•  Chief Executive Officer (June 2017 – January 2018)

•  President and Chief Operating Officer (July 2016 – May 2017)

•  Executive Vice President, Chief Operating Officer, U.S. Retail (May 2014 – June 2016)

•  Senior Vice President, Chief Executive Officer, Cereal Partners Worldwide (July 2012 – April 2014)

Jeffrey L. Harmening
Age 56	Qualifications
Director since 2019

Mr. Harmening brings to our Board extensive experience as a seasoned executive with strong business and financial acumen and experience implementing the strategic direction for a publicly traded company with extensive distribution channels and supply chain operations. Furthermore, he brings experience in driving growth through customer-valued products and acquisitions and advancing diversity, equity and inclusion matters. In addition, he has significant experience managing operations around the world, including having lived in Europe for six years during his tenure at General Mills.

Independent
Committees
• Finance (Chair)
• Audit

Other Public Company Boards
	Current	Past 5 Years
	General Mills, Inc.	None

Background

Joyce A. Mullen is the President and Chief Executive Officer of Insight Enterprises, Inc., Chandler, Arizona (an information technology company), a role she has held since January 1, 2022. Previously, she served as President of North American Businesses of Insight Enterprises, Inc., a role she held from October 2020 to December 2021. Prior to that, she held the following positions at Dell Technologies (a digital technology solutions company):

•  President, Global Channel, OEM and IoT (November 2017-August 2020)

•  Senior Vice President and General Manager, Global OEM and IoT Solutions (February 2015 – November 2017)

•  Vice President and General Manager, Global OEM Solutions (February 2012 – February 2015)

Ms. Mullen also spent 10 years in various leadership positions at Cummins Engine Company, including distribution, manufacturing and international business development.

Qualifications

Joyce A. Mullen
Age 60
Director since 2019
Independent
Committees
• Compensation & Human Resources

Ms. Mullen brings to our Board significant executive leadership skills, technology and smart-connected products expertise, strategic and innovative thinking and strong international business experience. She also contributes substantial knowledge of worldwide manufacturing, distribution channels, cybersecurity, digital product development and supply chain strategies, including improving efficiencies in manufacturing operations using Six Sigma, Kaizen and Lean techniques.

• Nominating & Governance

Other Public Company Boards
	Current	Past 5 Years
	Insight Enterprises, Inc.	None

Background

Richard M. Olson is our Chairman of the Board, President and Chief Executive Officer. He holds or held the following positions, all at The Toro Company:

•  Chairman (since November 2017)

•  Chief Executive Officer (since November 2016)

•  President (since September 2015)

•  Chief Operating Officer (September 2015 – October 2016)

•  Group Vice President, International Business, Micro Irrigation Business and Distributor Development (June 2014 – September 2015)

•  Vice President, International Business (March 2013 – June 2014)

•  Vice President, Exmark (March 2012 – March 2013)

Qualifications

Richard M. Olson
Age 59
Director since 2016

In his more than 35 years with our Company, Mr. Olson has developed and brings to our Board rich knowledge of the Company, including, in particular, our global businesses and operations, manufacturing processes, supply chain, distribution and channel development, and product development strategies. In addition, the broad experience he has gained through his past leadership of our various businesses and manufacturing operations provides him with a unique perspective regarding our growth initiatives and strategic direction. He contributes a deep commitment to quality, technological advancements, innovation, sustainability, diversity, ethical values and business conduct, and focus on customer service. As a result of his dual role as Chairman and CEO, Mr. Olson provides unique insight into our Company’s future strategies, opportunities and challenges and serves as a unifying element between our Board and Management.

Committees
None
Other Public Company Boards
	Current	Past 5 Years
	Donaldson Company, Inc.	None

Background

James C. O’Rourke is the President and Chief Executive Officer of The Mosaic Company, Tampa, Florida (a global producer and marketer of combined concentrated phosphate and potash crop nutrients for the global agriculture industry). He holds or held the following positions, all at The Mosaic Company:

•  President and Chief Executive Officer (since August 2015)

•  Executive Vice President—Operations and Chief Operating Officer (August 2012 – August 2015)

•  Executive Vice President—Operations (January 2009 – August 2012)

Qualifications

James C. O’Rourke

Mr. O’Rourke brings to our Board significant leadership skills, strategic and innovative thinking and strong international business expertise. He also contributes substantial knowledge of worldwide manufacturing, distribution and supply chain strategies and environmental, health and safety matters. In addition, as a public company director and executive, Mr. O’Rourke contributes a solid understanding of executive compensation and corporate governance matters.

Other Public Company Boards

Age 62
Director since 2012
Independent
Committees
• Compensation & Human Resources (Chair) • Nominating & Governance
	Current	Past 5 Years
	The Mosaic Company	None

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: director qualifications and responsibilities; Board committees; director board limits; director access to officers and employees; director compensation; director independence; related party transactions; director orientation and continuing education; CEO evaluation and management succession; and Board annual self-evaluation. Our Corporate Governance Guidelines provide, among other things, that:

•	The Board will have a majority of directors who meet the criteria for independence required by law, the SEC and the NYSE listing standards;
•

No director that is either a CEO or other executive officer of another public company shall sit on the board of directors of more than two publicly held companies and no other director shall sit on the board of more than four publicly held companies, each without the approval of the Nominating & Governance Committee;

•

No director who is an active, full-time employee of our Company shall serve as a director of more than one other publicly held company and there shall be no interlocking board memberships without the approval of the Nominating & Governance Committee;

•	While the Board does not believe it should establish age limits, any director who has attained the age of 70 should volunteer not to stand for re-election;
•

The CEO will annually review with the Board top management succession plans, including development plans for succession candidates, and will periodically review with the Board an emergency leadership preparedness plan applicable in the event the CEO unexpectedly becomes incapacitated or otherwise is unable to serve; and

•	The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

From time to time the Board, upon recommendation of the Nominating & Governance Committee, reviews and updates our Corporate Governance Guidelines as it deems necessary and appropriate. Our Corporate Governance Guidelines can be found on our website at www.thetorocompany.com/corporategovernance.

Board Leadership Structure

Our Corporate Governance Guidelines provide that (i) our Board has no policy with respect to the separation of the offices of the Chairman and the CEO; (ii) our Board believes that this issue is part of the succession planning process and will be reviewed as the Nominating & Governance Committee deems it appropriate; and (iii) (a) if the offices of Chairman and CEO are held by the same person, or (b) the Chairman does not meet the criteria for “independence” as established by applicable law, the rules and regulations of the SEC or the NYSE listing standards, then the Board, upon recommendation of the Nominating & Governance Committee, shall appoint a Lead Independent Director, who shall have such duties as are described in the Corporate Governance Guidelines or otherwise determined by the Board. The Board believes it is appropriate not to have a policy requiring the separation of the offices of the Chairman and the CEO so that the Board may make this determination based on what it believes is best under the current circumstances. However, the Board endorses the concept of an independent, non-employee director being in a position of leadership, and, thus, our Corporate Governance Guidelines require a Lead Independent Director when the Chairman is not independent.

Our Board is currently chaired by Richard M. Olson, our Chairman and CEO. Our Lead Independent Director, selected by the Board, is Gary L. Ellis. Our Nominating & Governance Committee and Board believe that our current Board leadership structure ensures a strong and independent Board of Directors, provides effective governance, creates appropriate oversight for the long-term benefit of our shareholders and is appropriate for several reasons, including: (i) Mr. Olson’s extensive knowledge of our Company, our business, operations and industry, obtained through his more than 36 years of service to our Company, which benefit Board leadership and the Board’s decision-making process through his active role as Chairman; (ii) unification of Board leadership and strategic direction as implemented by our Management; and (iii) appropriate balance of risks relating to concentration of authority through the oversight of our independent and engaged Lead Independent Director and Board.

As our Lead Independent Director, Mr. Ellis (i) assists Mr. Olson in establishing the agendas for Board meetings and the schedule of agenda subjects to be discussed during the year, to the extent such subjects can be foreseen; (ii) presides at regularly scheduled executive sessions of the non-employee directors without Management present; (iii) together with the Chair of the Compensation & Human Resources Committee, communicates to Mr. Olson the results of his annual performance review and compensation; and (iv) together with the Chair of the Nominating & Governance Committee, leads the Board’s annual self-evaluation. With more than 16 years of continuous service on our Board, Mr. Ellis has developed considerable knowledge of our Company, our business and our industry. Mr. Ellis also has significant public company experience.

Director Independence

The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Nominating & Governance Committee, has affirmatively determined that each director who served as a member of our Board during fiscal 2022 (Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Eric P. Hansotia, Katherine J. Harless, Jeffrey L. Harmening, D. Christian Koch, Joyce A. Mullen, Jill M. Pemberton, James C. O’Rourke and Michael G. Vale) other than Richard M. Olson, our Chairman and CEO, is independent. These determinations were made because each such person has no material relationship with our Company, our Management, our independent registered public accounting firm, or external auditor, our independent external compensation consultant or our external compensation legal advisers and otherwise meets the independence requirements as established by applicable law, the rules and regulations of the SEC and the NYSE listing standards. The Board based its independence determinations, in part, upon a review by the Nominating & Governance Committee and the Board of certain transactions between us and the employers of certain of our directors, each of which was deemed to be pre-approved under our Corporate Governance Guidelines in that each such transaction was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to us or such unaffiliated corporation and in which the director had no direct or indirect personal interest, nor received any personal benefit.

Director Attendance; Executive Sessions

The Board held seven meetings during fiscal 2022. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served. Our Corporate Governance Guidelines provide that the non-employee directors will meet in regularly scheduled executive sessions without Management. At each regular Board meeting held during fiscal 2022 our non-employee directors met in executive session without Management present and such meetings were presided over by our Lead Independent Director.

We expect all of our directors to attend the annual meeting. All of our current directors serving at the time of the Annual Meeting of Shareholders held on March 15, 2022, attended that meeting.

Board Committees

The Board has four committees, the Audit Committee, Compensation & Human Resources Committee, Nominating & Governance Committee and Finance Committee. Each committee has a charter that is posted on our website at www.thetorocompany.com/corporategovernance. The charter of each committee describes the principal functions of the committee. As provided in their respective charters, each of the Compensation & Human Resources Committee, Nominating & Governance Committee and Finance Committee may form and delegate authority to subcommittees when appropriate. Additionally, the Compensation & Human Resources Committee may delegate to one or more executive officers of the Company the authority to approve equity compensation awards under established equity compensation plans of the Company to employees other than the executive officers of the Company. On an annual basis the Audit Committee, Nominating & Governance Committee and Compensation & Human Resources Committee review the adequacy of their charter and their performance. The Finance Committee periodically reviews its charter and performance, with such review historically conducted on an annual basis. The Chair of each Board committee provides a summary of the matters discussed in their committee meeting to the full Board.

The Board has determined that each of the members of the Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee meets the independence and other requirements established by applicable law, the rules and regulations of the SEC and the NYSE listing standards and the Internal Revenue Code of 1986, as amended, or Code, as applicable.

The current membership of each committee, the number of times each committee met, including by executive session, during fiscal 2022 and key functions of each committee are noted in the following table. Mr. Olson is not a member of any Board committee. In fiscal 2022 Mr. Olson attended, and currently may attend, various committee meetings, or portions of such meetings as appropriate, as a member of Management at the invitation of such Board committees.

Audit Committee

Key Committee Functions

• Oversees the accounting and financial reporting processes, audits of consolidated financial statements and internal controls over financial reporting

• Selects, compensates, evaluates and reviews critical audit matters with independent external auditor

• Reviews with Management and external auditor Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and earnings releases

• Reviews internal audit’s annual audit plans, performance, audit recommendations and applicable responses from Management

• Reviews Information Technology strategy and security activities

• Reviews general policies and procedures with respect to accounting and financial matters, internal controls and disclosure controls and procedures, and sustainability metrics and disclosures

• Reviews Code of Conduct and Code of Ethics for CEO and Senior Financial Personnel, and policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters

• Provides oversight for the Enterprise Risk Management, or ERM, process

Committee Members(1)

Ms. Cooper (Chair)

Mr. Ellis

Ms. Harless

Mr. Harmening

Ms. Pemberton

Dr. Vale

During Fiscal 2022

Number of Meetings: 9

Number of Executive Sessions:

with Committee – 6

with Management – 3

with internal auditor – 4

with external auditor – 4

(1)The Board has determined that all members of the Audit Committee are financially literate and that each of Janet K. Cooper, Gary L. Ellis and Jill M. Pemberton meets the definition of “audit committee financial expert.” Other members of the Audit Committee who currently are serving or have served as chief executive officers or chief financial officers of other public companies also may be considered financial experts, but the Board has not so designated them.

Compensation & Human Resources Committee

Key Committee Functions

• Approves the annual base salaries, annual and long-term incentive opportunities and other compensation arrangements for the CEO and other executive officers

• Reviews compensation policies and practices as they affect all employees and relate to risk management practices and risk-taking incentives

• Oversees human capital management activities, including diversity, equity and inclusion initiatives

• Evaluates the CEO’s performance

• Approves performance goals for performance based awards

• Reviews with Management the Compensation Discussion and Analysis, the Committee report on executive compensation and any compensation-related proposals, including say-on-pay and frequency of say-on-pay proposals

• Reviews non-employee director compensation components and amounts

Committee Members Mr. O’Rourke (Chair) Mr. Ettinger Mr. Hansotia Mr. Koch Ms. Mullen During Fiscal 2022 Number of Meetings: 3 Number of Executive Sessions: 3

Nominating & Governance Committee

Key Committee Functions

• Reviews and recommends to the Board the size and composition of the Board and its committees

• Identifies individuals qualified to become Board members

• Recommends to the Board director nominees for election at the annual meeting

• Oversees the annual evaluation of the Board

• Reviews and recommends to the Board any proposed amendments or changes to Restated Certificate of Incorporation or Amended and Restated Bylaws

• Reviews Corporate Governance Guidelines and recommends to the Board any changes

• Oversees sustainability program

• Monitors corporate governance trends

Committee Members Mr. Ettinger (Chair) Mr. Hansotia Mr. Koch Ms. Mullen Mr. O’Rourke During Fiscal 2022 Number of Meetings: 3 Number of Executive Sessions: 3

Finance Committee

Key Committee Functions

• Reviews, and recommends to the Board as required, capital structure and related financial policies and long-range objectives, capital expenditures, tax strategies and restructuring projects, financing arrangements and cash or any special dividends

• Reviews and recommends to the Board the authorization for the issuance or repurchase of equity or long-term debt

• Reviews use of derivative, hedging and similar instruments to manage financial, currency and interest rate exposure

• Evaluates, and recommends to the Board as required, financing implications of certain proposed merger, acquisition, divestiture, joint venture and other business combination transactions or investments

• Oversees investor relations program, including sustainability engagement and disclosures

Committee Members Mr. Harmening (Chair) Ms. Cooper Mr. Ellis Ms. Harless Ms. Pemberton Dr. Vale During Fiscal 2022 Number of Meetings: 4 Number of Executive Sessions: 3

Board’s Role in Risk Oversight

Management is primarily responsible for the identification, assessment and management of the key risks faced by our Company. We engage in an ERM process, which is coordinated primarily through our internal audit function, and involves:

•

identification by the executive team and other senior leaders of our Company functions and businesses of the risks relevant to our enterprise-wide strategic priorities of accelerating profitable growth, driving productivity and operational excellence and empowering people;

•	to the extent prudent and feasible, development of strategies and plans to monitor, mitigate and control such risks; and
•	reports of the identified risks as part of the applicable strategy review or separately as a particular risk review, as considered necessary, to the Board and/or relevant committee, as applicable.

The Board’s oversight of these risks primarily occurs in connection with the exercise of its responsibility to oversee our business, including through the review of our long-term strategic plans, overall sustainability strategy and its alignment with our business strategy, annual operating plans, financial results, merger and acquisition related activities, material legal proceedings and executive succession plans.

The Board relies on its committees to assist with risk oversight within their respective areas of responsibility and expertise as follows:

•

The Audit Committee assists through its oversight of the quality and integrity of our financial reports; compliance with applicable legal and regulatory requirements; qualifications, performance and independence of our external auditor; performance of our internal audit function; accounting and reporting processes, including those in connection with business combination purchase accounting and accounting and financial reporting integration activities; strategy, performance and experience of our information technology and security function and practices, including those related to cybersecurity; performance of our health and safety program; our Code of Conduct and ethics program; our general policies and procedures regarding accounting and financial matters and internal controls; and disclosure controls and assurance of the accuracy of sustainability metrics and disclosures. The Audit Committee is also responsible for providing oversight of our ERM process by discussing our procedures with respect to risk assessment and risk management, including our major financial and business risk exposures and the steps Management has taken to monitor, mitigate and control such exposures.

•

The Compensation & Human Resources Committee assists through its oversight of our compensation and human capital management programs and policies, including executive compensation, organizational, diversity, equity and inclusion, and corporate culture and engagement plans and strategies. In general, the Compensation & Human Resources Committee will have oversight for social factors included as part of our sustainability platform. A discussion of the Compensation & Human Resources Committee’s assessment of compensation policies and practices as they relate to our Company’s risk management is found under “Assessment of Risk Related to Compensation Program.”

•

The Finance Committee assists through its oversight of our capital structure and related policies; long- range objectives; tax strategies and restructuring projects; financing requirements and arrangements, including any pricing or other performance metrics tied to our sustainability performance; equity and debt issuances and repurchases; use of derivative, hedging and similar instruments; annual capital budget and capital expenditures; D&O and liability insurance coverage; the delegated responsibilities of our Management Investment Committee relating to our ERISA-regulated employee benefit plans; through its evaluation of, among other things, the financial impact of certain proposed business combination transactions; and shareholder engagement activities and disclosures, including with regard to environmental, social and governance, or ESG, and our sustainability platform.

•

The Nominating & Governance Committee assists through its oversight of our overall corporate governance structure and policies, including director nominations, director retirements, director independence and qualifications, Board leadership structure, Board committee structure, ESG considerations not included as part of the sustainability oversight allocated to the Board or other committees of the Board, which, in particular, includes review of certain ESG ratings, and monitoring of corporate governance trends.

The Board believes that its oversight of risk is enhanced by its current leadership structure, as previously discussed, because our Chairman and CEO, who is ultimately responsible for the Company’s risk responsibility, also chairs regular Board meetings and, with his in-depth knowledge and understanding of our Company, is well positioned to bring key business issues and risks to the attention of the full Board.

Executive Compensation Process

At the beginning of each fiscal year, the Compensation & Human Resources Committee reviews and approves compensation for each of our executive officers which generally includes:

•	changes, if any, to base salary; and
•	incentive awards, including:
−

annual cash incentive awards for the current fiscal year, including (i) participation targets expressed as a percentage of base salary, target payout amounts and maximum cash payout amounts; and (ii) performance measures, weightings, goals and adjustment events; and

−

long-term incentive awards, including (i) stock option awards; and (ii) three-year performance share awards, including (a) target share payout amounts and maximum share payout amounts, and (b) performance measures, weightings, goals and adjustment events.

In connection with this review and approval, the Compensation & Human Resources Committee evaluates information regarding:

•	market base salary, total cash compensation and total direct compensation data and analysis prepared by its independent external compensation consultant;
•	total cash compensation to be paid for the fiscal year if annual cash incentive awards are achieved and paid at target;
•	prior fiscal year target equity values; and
•	total direct compensation for the fiscal year, assuming equity awards at target.

Additionally, the Committee obtains executive compensation recommendations from our Chairman and CEO, Vice President, Human Resources and Managing Director, Total Rewards and Employee Services that reflect individual performance; future potential; corporate and/or division performance, as applicable; tenure in the position; comparison to market; level of professional experience; duties and responsibilities; internal pay equity comparisons; and outside market factors, including general economic conditions. In addition, as needed during the fiscal year, the Committee reviews significant events that have occurred at our Company, including merger and acquisition activity, and assesses whether such events necessitate a change in compensation for our executive officers.

Neither the Chairman and CEO nor the Vice President, Human Resources provide input or recommendations with respect to his or her own compensation. The Chair of the Committee is also responsible for coordinating a performance evaluation for the Chairman and CEO based on feedback from all non-employee directors in connection with the ratification of the Chairman and CEO’s compensation by the Board. Information on the compensation of our named executive officers, or NEOs is found under “Executive Compensation.” Also, at the beginning of each fiscal year, the Committee certifies the achievement of the applicable performance goals previously established by the Committee for the annual cash incentive awards and performance share awards and approves resulting payouts, if any.

The Compensation & Human Resources Committee retained Willis Towers Watson to assist in the evaluation and review of our executive compensation program during fiscal 2022. Additional information regarding the role of Willis Towers Watson during fiscal 2022 is found under “Compensation Discussion and Analysis—Role of the Independent External Compensation Consultant.” From time to time, the Committee also has engaged Willis Towers Watson to perform other compensation consulting services, including a review of non-employee director compensation. For the services performed for us in fiscal 2022, the Committee assessed the independence of Willis Towers Watson pursuant to SEC and NYSE rules and concluded that the work of Willis Towers Watson did not raise any conflicts of interest. Representatives from Willis Towers Watson attended all of the Committee meetings in fiscal 2022, including executive sessions without Management present, to act as a resource to the Committee in carrying out its responsibilities. The Committee, through its Chair, can request an independent meeting with representatives from our independent external compensation consultant at any time. The Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisers.

Director Nomination and Refreshment Process

In identifying new nominees for election to the Board when vacancies occur, the Nominating & Governance Committee may solicit recommendations for nominees from other members of our Board or Senior Management. In addition, the Committee may (i) formally engage such firms to assist it in identifying and evaluating qualified nominees, (ii) consider candidates put forth by external search or placement firms, and/or (iii) consider certain individuals who contacted the Chairman of the Board, the Lead Independent Director and/or the Board of Directors and expressed an interest in serving on the Board.

When reviewing the requisite skills and characteristics of potential new director nominees, the Nominating & Governance Committee, pursuant to our Corporate Governance Guidelines, will consider a variety of criteria, including an individual’s independence, diversity, age, skills, and current and past business, professional and industry experience, each in the context of the needs of the Board as a whole. Although the Committee does not have a formal policy regarding consideration of diversity in identifying director nominees, the Committee will evaluate a nominee based on his or her background, skills, business and professional experiences, industry affiliations, viewpoints, and geographical representation, as well as more traditional diversity factors. As a result, the composition of the current Board reflects diversity in business and professional experiences, age, gender, race/ethnicity, background and skills. In addition, the Committee and the Board are committed to having a Board that is diverse from a gender, race and/or ethnicity perspective and will look to add individuals to our Board that have such diversity attributes, along with requisite experience, to further bolster the diversity of our Board as opportunities arise.

Once a proposed candidate is identified, the Nominating & Governance Committee may solicit the views of Senior Management, Board members and any other individuals it believes may have insight into a particular candidate. The Committee may designate one or more of its members and/or other Board members to interview any proposed candidate. The Committee then will recommend a director nominee to the Board based on its evaluation of such criteria.

The Nominating & Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business, and the demonstrated ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board at a meeting of shareholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Amended and Restated Bylaws. The current requirements of our Amended and Restated Bylaws are as described under “Shareholder Proposals and Director Nominations for the 2024 Annual Meeting.”

Related Person Transactions and Policies and Procedures Regarding Related Person Transactions

Our Corporate Governance Guidelines set forth in writing our policies and procedures regarding the review, approval and ratification of related person transactions. All reportable related person transactions must be reviewed, approved or ratified by the Nominating & Governance Committee. In determining whether to approve or ratify such transactions, the Committee will take into account, among other factors and information it deems appropriate:

•	the related person’s relationship to our Company and interest in the transaction;
•	the material facts of the transaction;
•	the benefits to our Company of the transaction; and
•

an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

Transactions in the ordinary course of business, between us and an unaffiliated corporation of which one of our non-employee directors or director nominees serves as an officer, that are at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in which the non-employee director or director nominee had no direct or indirect personal interest, nor received any personal benefit, and in amounts that are not material to our business or the business of such unaffiliated corporation, are deemed conclusively pre-approved.

Board of Directors Business Ethics Policy Statement

It is our policy to maintain the highest level of moral, ethical and legal standards in the conduct of our business. Pursuant to our Corporate Governance Guidelines, the Board has adopted, and each director annually signs, a Board of Directors Business Ethics Policy Statement. The policy can be found on our website at www.thetorocompany.com/ethics.

Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel

All of our directors and employees are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest level of moral, ethical and legal standards. We also have a Code of Ethics for our CEO and Senior Financial Personnel applicable to our CEO (our principal executive officer), our Vice President, Chief Financial Officer (our principal financial and accounting officer), and certain senior accounting and/or treasury personnel who are also bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Our Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel can be found on our website at www.thetorocompany.com/ethics. If necessary, we intend to satisfy the disclosure requirements of Item 5.05 of the Current Report on Form 8-K regarding amendments to or waivers from any provision of our Code of Ethics for our CEO and Senior Financial Personnel by posting such information on our website at www.thetorocompany.com/ethics.

Communications with Directors

Shareholders and other interested parties may communicate directly with our Board, our Board committees, our non-employee directors as a group, our Lead Independent Director, or any other specified individual director in writing by (i) sending a letter addressed to The Toro Company Board of Directors, c/o General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, or (ii) sending an email to boardofdirectors@toro.com. Substantive communications, such as corporate governance matters or potential issues relating to accounting, internal controls or other auditing matters, are forwarded by our General Counsel to the relevant director(s) as appropriate. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, donation requests, questions about our products, and other such matters, are appropriately handled by Management.

Complaint Procedures

We maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free confidential ethics helpline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. Complete information regarding our complaint procedures is contained within our Code of Conduct, which may be accessed on our website as noted above.

DIRECTOR COMPENSATION

Director Compensation Program for Fiscal 2022

Overview.    Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our shareholders. In fiscal 2022, our non-employee director compensation was comprised of equity compensation, in the form of annual stock and stock option awards, and cash compensation, in the form of annual retainers that are paid quarterly. Each of the components of our Board compensation is described in more detail below. The Board compensation program structure, together with the feature of the program that enables our directors to elect to receive a portion or all of their cash compensation in the form of our common stock, causes a substantial portion of our non-employee director compensation to be linked to our common stock performance. All equity-based compensation paid to our non-employee directors is granted under our then current shareholder-approved plan. As a current employee director, Mr. Olson does not receive any additional compensation for his service as a director.

Process for Consideration and Determination of Director Compensation.    The Board has delegated to the Compensation & Human Resources Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Committee engages an independent external compensation consultant to provide analysis regarding non-employee director compensation.

The Compensation & Human Resources Committee periodically engages Willis Towers Watson to review our non-employee director compensation, as was done prior to the Company’s fiscal 2022 year. The Willis Towers Watson review consisted of, among other things, analysis of board and committee compensation trends, a competitive assessment based on a selected group of manufacturing companies operating in the United States that are similar in size to us from a revenue and market capitalization perspective, and a separate analysis of lead director compensation. In September 2021, prior to the beginning of fiscal 2022, the Committee considered this data and recommended to the Board that certain changes be made to the non-employee director compensation program for fiscal 2022 from fiscal 2021, including increases in the annual stock award and the annual Lead Independent Director retainer, and the Board approved these changes.

Elements of Our Non-Employee Director Compensation Program.    The following table sets forth our fiscal 2022 non-employee director compensation program.

Non-Employee Director Compensation	Fiscal 2022 ($)
Annual Stock Award Value	75,000
Annual Stock Option Award Value	55,000
Annual Board and Committee Member Retainers
Board	85,000
Audit Committee Member	12,500
Compensation & Human Resources Committee Member	7,000
Nominating & Governance Committee Member	6,000
Finance Committee Member	6,000
Annual Lead Independent Director and Committee Chair Additional Retainers
Lead Independent Director	30,000
Audit Committee Chair	20,000
Compensation & Human Resources Committee Chair	12,000
Nominating & Governance Committee Chair	7,500
Finance Committee Chair	7,500

The following summarizes the key characteristics of the elements of our non-employee director compensation program:

Element	Key Characteristics
Annual Retainers	Each Board and committee member, committee chair and the Lead Independent Director receives annual retainers for their respective service on our Board. These retainers are paid quarterly.
Stock Awards

On the first business day of our fiscal year, a stock award is automatically granted to each non-employee director under our then current shareholder-approved plan. The stock award is determined by dividing the stock award value by the average of the closing prices of our common stock during the three months prior to the grant. The shares are fully vested at the time of grant.

Stock Option Awards

On the first business day of our fiscal year, a stock option to purchase shares of our common stock is automatically granted to each non-employee director under our then current shareholder-approved plan. The stock option award is determined by dividing the stock option award value by the grant date fair value of a stock option to purchase one share of our common stock. See below for additional information regarding vesting of stock option grants.

Common Stock In Lieu of Annual Retainers

Our non-employee directors may elect to convert a portion or all of their calendar year annual retainers otherwise payable in cash into shares of our common stock. Annual retainers earned after the date a director makes a stock-in-lieu of cash election for a calendar year are issued in shares of our common stock in December of that year, the number of which is determined by dividing the dollar amount of the annual retainers earned in the calendar year and elected to be converted into shares of our common stock by the closing price of our common stock on the date that the shares are issued.

Deferred Compensation Plan

Non-employee directors may elect to defer receipt of all or a part of his or her stock award and/or cash compensation on a calendar year basis under The Toro Company Deferred Compensation Plan for Non-Employee Directors, or the Deferred Plan for Directors. Because the value of a director’s deferred compensation account fluctuates, as applicable, based on the market value of our common stock or based on a rate of return on funds that are comparable to funds available in The Toro Company Retirement Plan, or Retirement Plan, earnings on deferred compensation are not preferential. Dividends paid on our common stock are credited to a director’s account as additional common stock units. A director is fully vested in his or her deferred compensation account. Distributions under the Deferred Plan for Directors are payable in accordance with the director participant’s prior distribution elections upon the earliest of retirement, prior to retirement if a valid election has been made or in an unforeseeable financial emergency.

Company Products

Each of our non-employee directors is entitled to receive certain Company products and related parts, service and accessories for his or her personal use, at no cost; provided, however, that directors are responsible for payment of applicable taxes attributable to the value of such items. The value of products, parts and accessories is deemed to be our distributor net price or its equivalent, which is also the price at which such items are generally available to our employees for purchase.

Charitable Giving

We offer a matching gift program for our non-employee directors, similar to the matching gift program offered to our employees, which provides that a gift or gifts by a director to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $1,000 per director per year.

Indemnification and D&O Insurance

Each non-employee director is a party to an indemnification agreement with us pursuant to which we have agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Restated Certificate of Incorporation and continued coverage under our D&O insurance.

Stock Option Vesting.    Except as described below, stock options granted to our non-employee directors vest in three equal installments on each of the first, second and third year anniversaries of the grant date and remain exercisable for a term of ten years after the grant date.

If a director becomes disabled or dies, all outstanding unvested stock options will vest in full on the date the director’s service ceases by reason of such disability or death and all outstanding stock options may be exercised up to the earlier of the date the stock options expire or one year after the date the director’s service ceased by reason of such disability or death.

If a director has served as a member of the Board for ten full fiscal years or longer and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will continue to vest in accordance with their terms and the director may exercise the vested portions of the stock options for up to four years after the director’s date of termination, but not later than the date the stock options expire. If a director has served as a member of the Board for less than ten full fiscal years and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will expire and be canceled and the director may exercise any vested portions of the stock options for up to three months after the director’s date of termination, but not later than the date the stock options expire. The following directors have served as a member of the Board for ten full fiscal years or longer: Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Katherine J. Harless and James C. O’Rourke.

If there is a change in control of our Company, stock options held by directors, will vest immediately and remain exercisable for the remaining term. The general definition of a change in control for these purposes is described under “Potential Payments upon Termination or Change in Control—Change in Control.”

Director Compensation for Fiscal 2022

The following table provides summary information concerning the compensation of each individual non-employee director who served during fiscal 2022. Richard M. Olson, our Chairman and CEO, is not compensated separately for his service as a director. Mr. Olson’s compensation is discussed in the “Executive Compensation” section. Amounts in the table are not reduced to reflect elections, if any, by the non-employee directors to defer receipt of compensation. Deferral elections are described in more detail in the footnotes to the table. Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Janet K. Cooper	123,500	69,922	54,982	0	248,404
Gary L. Ellis	137,250	69,922	54,982	0	262,154
Jeffrey M. Ettinger	105,500	69,922	54,982	0	230,404
Eric P. Hansotia(7)	61,670	0	0	330	62,000
Katherine J. Harless(8)	103,500	69,922	54,982	1,037	229,441
Jeffrey L. Harmening	108,220	69,922	54,982	0	233,124
D. Christian Koch	98,000	69,922	54,982	0	222,904
Joyce A. Mullen(8)	98,000	69,922	54,982	0	222,904
James C. O’Rourke	110,000	69,922	54,982	0	234,904
Jill M. Pemberton(7)	65,135	0	0	0	65,135
Michael G. Vale(8)	103,500	69,922	54,982	0	228,404

(1)

Unless a director elected to defer receipt or convert a portion or all of his or her annual retainers into shares of our common stock, annual retainers were paid in cash at the beginning of each fiscal quarter.

(2)

The following directors elected to convert all of their annual cash retainers into the following shares of our common stock, which number of shares received was based on the closing stock price of our common stock on December 15, 2022, of $111.74: Mr. Ettinger—966 shares; and Mr. Koch—899 shares.

(3)

On November 1, 2021, 717 shares of our common stock were granted to each non-employee director with the calculation as to the number of shares based on the average of the closing prices of our common stock during the three months prior to the grant, which was $104.57. However, the amount reported in the table represents the grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718. The closing price on the grant date of $97.52 was used in calculating the grant date fair value. The stock awards granted on November 1, 2021, were the only stock awards granted to directors during fiscal 2022. As of October 31, 2022, no directors held any restricted stock or other unvested stock awards.

(4)

On November 1, 2021, a stock option to purchase 2,435 shares of our common stock was granted to each non-employee director. The amount reported in the table represents the grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value is based on a Black-Scholes model valuation of $22.58 per share. The following assumptions were used in the Black-Scholes calculation: a risk-free interest rate of 1.382%; expected life of 6.4 years; expected volatility of 23.685%; and an expected dividend yield of 0.95%. The exercise price per share is equal to 100% of the fair market value of one share of our common stock on the grant date, as determined by the closing price for our common stock, which was $97.52 on November 1, 2021. The actual value of the stock option awards, if any, to be realized by a director depends upon whether the price of our common stock at exercise is greater than the exercise price of the stock options. The stock option awards granted on November 1, 2021, were the only stock options granted to directors during fiscal 2022.

(5)

As of October 31, 2022, the aggregate number of stock options (exercisable and unexercisable) held by each director who served during all or part of fiscal 2022 was as follows: Ms. Cooper—27,474; Mr. Ellis—37,770; Mr. Ettinger—37,770; Ms. Harless—37,770; Mr. Harmening—9,157; Mr. Koch—22,436; Ms. Mullen—9,157; Mr. O’Rourke—27,474; and Dr. Vale—13,639. These numbers are different from the numbers set forth in the “Stock Options” column in footnote (2) to the “Directors and Executive Officers” stock ownership table which (i) sets forth information as of January 20, 2023 and (ii) does not include options that will become exercisable more than 60 days after January 20, 2023.

(6)

We generally do not provide perquisites and other personal benefits to our non-employee directors other than Company products for personal use and occasional travel for guests of non-employee directors and officers. The amount reported includes for each of Ms. Harless and Mr. Hansotia the value of products, parts, service or accessories, as described under “Company Products” above.

(7)

Mr. Hansotia and Ms. Pemberton were elected to the Board at our 2022 Annual Meeting of Shareholders. Accordingly, the fees shown for Mr. Hansotia and Ms. Pemberton are for the period from March 15, 2022 through October 31, 2022. As they were not serving on the Board on November 1, 2021, the date of the fiscal 2022 annual stock award and annual stock option grants, they did not receive such awards in fiscal 2022. Additionally, Mr. Hansotia and Ms. Pemberton elected to defer receipt of their retainers earned in fiscal 2022 under the Deferred Plan for Directors.

(8)

Ms. Harless and Ms. Mullen elected to defer receipt of their (i) calendar 2021 and calendar 2022 retainers earned in fiscal 2022 and (ii) the annual stock award granted on November 1, 2021, each under the Deferred Plan for Directors. Dr. Vale elected to defer receipt of his (i) calendar 2021 retainers earned in fiscal 2022 and (ii) the annual stock award granted on November 1, 2021, each under the Deferred Plan for Directors.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee selects our external auditor. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our external auditor and determines whether to re-engage the current external auditor. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the external auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the external audit firm; the external auditor’s global capabilities relative to our business; the external auditor’s knowledge of our operations; and the external auditor’s fees. Upon consideration of these and other factors, the Audit Committee has selected KPMG LLP, or KPMG, to serve as our external auditor for fiscal 2023. Although it is not required to do so, the Board, as it traditionally has done in the past, is asking our shareholders to ratify the Audit Committee’s selection of KPMG. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG for fiscal 2022 and fiscal 2021 by category, as described in the footnotes to the table.

	Fiscal 2022 ($)	Fiscal 2021 ($)
Audit Fees(1)	2,013,551	1,740,738
Audit-Related Fees(2)	56,700	40,000
Tax Fees(3)	142,150	143,798
All Other Fees	0	0

(1)

Consist of aggregate fees billed, or expected to be billed, for fiscal 2022 and fiscal 2021, respectively, for professional services rendered by KPMG in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits of certain of our international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fees for fiscal 2022 also include audit work related to the Intimidator Group acquisition and consent fees for a registration statement on Form S-8 for the 2022 Plan.

(2)	Consist of aggregate fees billed for KPMG’s services related to audits of employee benefit plans and an international statutory social security audit.
(3)	Consist of aggregate fees billed for professional services rendered by KPMG for permissible domestic and international tax consulting, planning and compliance services.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee review and approve in advance the retention of our external auditor for all types of audit and non-audit services to be performed for us by our external auditor and approve the fees for such services, other than de minimis non-audit services allowed by relevant rules and regulations. All of the services provided to us by KPMG for which we paid Audit Fees, Audit-Related Fees and Tax Fees, as shown in the table above, were pre-approved by the Audit Committee in accordance with these pre-approval policies and procedures.

The Board of Directors Recommends a Vote FOR Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2023	☑

Audit Committee Report

This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2022.

Ultimate responsibility for good corporate governance rests with our Board, whose primary roles and responsibilities involve oversight, counseling and providing direction to our Management in the best long-term interests of TTC and our shareholders. As set forth in its charter, the Audit Committee assists our Board by, among other things, providing oversight of our accounting and financial reporting processes, the audits of our annual financial statements and internal control over financial reporting. A copy of our Audit Committee Charter, which further describes the role and responsibilities of the Audit Committee, is available online at www.thetorocompany.com/corporategovernance.

Management is primarily responsible for the establishment and maintenance of our accounting and financial reporting processes, including our internal controls, and for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on the effectiveness of our internal control over financial reporting.

In performing its oversight role, the Audit Committee has (i) reviewed and discussed with Management our audited financial statements for fiscal 2022, (ii) discussed with representatives of KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, (iii) received the written disclosures and the letters from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning KPMG’s independence, and (iv) discussed with representatives of KPMG its independence and concluded that it is independent from TTC and its Management.

Based on the review and discussions referred to in the foregoing paragraph and subject to the limitations on its responsibilities set forth in its charter, the Audit Committee recommended to our Board that our audited financial statements for fiscal 2022 be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, for filing with the SEC.

Audit Committee:

Janet K. Cooper (Chair)

Gary L. Ellis

Katherine J. Harless

Jeffrey L. Harmening

Jill M. Pemberton

Michael G. Vale

PROPOSAL THREE—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Background

The Board is providing our shareholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes. At the 2022 Annual Meeting of Shareholders held on March 15, 2022, over 95% of the votes cast by our shareholders were in favor of our say-on-pay vote. The Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation.

Our Pay Philosophy

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers, including our NEOs, that will enable us to execute our strategic priorities, perform better than our competitors and drive long-term shareholder value. The underlying core principles of our executive compensation program include (i) aligning the interests of our executives with those of our shareholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance, and (ii) providing competitive compensation opportunities targeted at the market 50th percentile for both individual elements of compensation and total direct compensation at target levels of financial performance, which we believe allows us to attract and retain the necessary executive talent while motivating and rewarding the accomplishment of annual and long-term financial performance goals and maintaining an appropriate cost structure. The “Compensation Discussion and Analysis” and “Executive Compensation” sections describe our executive compensation program and the executive compensation decisions made by the Compensation & Human Resources Committee in fiscal 2022 in more detail.

Best Practices

•	A substantial portion of total executive compensation is linked directly to performance.
•	All incentive compensation awards are subject to a clawback policy.
•	Our CEO and other executive officers do not have employment or severance agreements or arrangements, except as provided for in our change in control severance compensation policy, or CIC policy.
•	We do not provide tax “gross-up” payments under our CIC policy or in connection with any annual or long-term compensation, benefits or perquisites provided to our executive officers.
•	Our executive officers receive only modest perquisites.
•	We maintain stock ownership guidelines for each of our executive officers.
•

Our insider trading policy prohibits executive officers and directors from purchasing TTC securities on margin, borrowing against any account in which TTC securities are held, hedging, or pledging TTC securities as collateral for a loan.

•	We have an independent Compensation & Human Resources Committee.
•	We utilize an independent external compensation consultant.

We believe that our executive compensation objectives and core principles have resulted in an executive compensation program and related decisions that have appropriately incentivized the achievement of financial goals and produced financial results that have benefited our Company and our shareholders and are expected to drive long-term shareholder value.

Proposed Resolution

Accordingly, the Board recommends that our shareholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Shareholders are not voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our NEOs, or otherwise. Our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Next Say-on-Pay Vote

Pursuant to Proposal Four—Advisory Approval of the Frequency of the Advisory Approval of our Executive Compensation, and assuming our shareholders agree with the Board’s recommendation for an annual say-on-pay vote, the next say-on-pay vote will occur at our 2024 Annual Meeting of Shareholders.

The Board of Directors Recommends a Vote FOR Approval, on an Advisory Basis, of our Executive Compensation, or Say-On-Pay Vote.	☑

PROPOSAL FOUR—ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Background

The Board is providing our shareholders with an advisory vote on the frequency of future advisory votes on our executive compensation, such as that provided for in Proposal Three—Advisory Approval of our Executive Compensation. This non-binding advisory vote is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. We last asked our shareholders to indicate the frequency with which they believe a say-on-pay vote should occur at the Company’s 2017 Annual Meeting of Shareholders. Shareholders may indicate whether they prefer that we hold a say-on-pay vote every year, every two years, every three years, or they may abstain from this vote.

Reasons for Annual Say-on-Pay Vote

After careful consideration, the Board, on the recommendation of the Compensation & Human Resources Committee, has determined that a say-on-pay vote every year continues to be the best approach for the Company and our shareholders for a number of reasons, including:

•	It allows shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year; and
•	It is consistent with our annual review of core elements of our executive compensation program.

Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, shareholders may indicate their preference regarding the frequency of future say-on-pay votes by selecting every year, every two years or every three years. Shareholders that do not have a preference regarding the frequency of future say-on-pay votes may abstain from voting on the proposal.

Effect of Say-on-Pay Frequency Vote Outcome

The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will reflect the frequency for future say-on-pay votes that has been selected by shareholders. As this is an advisory vote, the outcome of the vote is not binding on us, and our Compensation & Human Resources Committee and the Board may decide that it is in the best interests of our Company and our shareholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our shareholders. However, our Compensation & Human Resources Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on our executive compensation.

The Board of Directors Recommends a Vote for a Frequency of EVERY YEAR, on an Advisory Basis, for the Say-On-Pay Vote.	☑

COMPENSATION DISCUSSION AND ANALYSIS

This section, the CD&A, discusses our executive compensation program and plans for our Named Executive Officers, or NEOs, listed below. This CD&A should be read together with the related tables and disclosures that follow and our advisory vote on executive compensation, which can be found under “Proposal Three—Advisory Approval of our Executive Compensation.”

Richard M. Olson Chairman of the Board, President and Chief Executive Officer	Renee J. Peterson Vice President and Chief Financial Officer

Kevin N. Carpenter Vice President, Global Operations and Integrated Supply Chain	Richard W. Rodier Group Vice President, Construction Businesses	Amy E. Dahl Vice President, General Counsel and Corporate Secretary

Executive Summary: Fiscal 2022 Compensation Actions and Outcomes

One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executive officers, including our NEOs, with those of our shareholders and by emphasizing pay for performance in our compensation programs. Fiscal 2022 compensation actions and incentive plan outcomes based on performance described are summarized below:

Pay Element	Fiscal 2022 Actions
Base Salary	• Our Chairman and CEO received a base salary increase of 3.8%. • Our other NEOs received base salary increases ranging from 3.4% to 5.2%.
Annual Cash Incentive

•  The target annual cash incentive award opportunity for our Chairman and CEO was 130% of base salary earnings, representing an increase over the 120% target from last fiscal year; the target annual cash incentive award opportunities for our other NEOs ranged from 60% to 80% of base salary earnings.

•  Our corporate performance metrics and weightings were as follows:

Corporate Performance Measures	Weighting
Adjusted diluted EPS*	50%
Revenue growth	30%
Working capital as a percent of sales	20%

•  In addition to threshold (40% payout), target (100% payout) and maximum (200%) levels of performance, for fiscal 2022, we established a new 90% payout level for the adjusted diluted EPS and revenue growth goals. In light of significant economic uncertainties and unprecedented supply chain challenges, we believed that, while it was important to drive toward performance levels that met or exceeded plan, a 90% payout level between threshold and target levels of performance was appropriate to recognize the impact that these challenges had on our ability to impact performance against these goals.

•  Actual performance, which excluded the financial impact of our January 2022 acquisition of Intimidator Group, was between the 90% payout level and target for adjusted diluted EPS, between threshold and the 90% payout level for revenue growth and below threshold for working capital as a percent of sales. The resulting corporate payout percent was 69.0% of target.

* Non-GAAP financial measure. See fiscal 2022 investor presentation for definition and reconciliation to GAAP financial measure.

Pay Element	Fiscal 2022 Actions
Long-Term Incentives

•  Each of our NEOs had a target long-term incentive value established with the long-term mix consisting of 50% of the target value delivered in stock options and 50% in performance share awards.

•  The stock options vest in annual installments over three years.

•  The performance share awards may vest and be paid out in shares of our common stock dependent upon the achievement of the following corporate performance measures over a three-year performance period from fiscal 2022 to fiscal 2024:

Performance Measures	Weighting
Cumulative net income, plus after-tax interest	50%
Cumulative revenue	30%
Working capital as a percent of sales	20%

•  Actual performance of our fiscal 2020-2022 performance share awards, which excluded the financial impacts of our January 2022 acquisition of Intimidator Group and our March 2021 acquisition of Venture Products, Inc., was between threshold and target for cumulative net income plus after-tax interest, between target and maximum for cumulative revenue and below threshold for working capital as a percent of sales. The resulting payout percent was 72.1% of target.

Say-on-Pay Vote

•  Our shareholders had the opportunity to vote on an advisory say-on-pay proposal at our 2022 Annual Meeting of Shareholders and over 95% of the votes cast were in favor of the proposal.

•  The Compensation & Human Resources Committee believes these results affirmed shareholder support of our approach to executive compensation; we did not believe it was necessary to, and, therefore, did not, make any significant structural changes to our executive compensation program in fiscal 2022 specifically to respond to Say-on-Pay. As described previously, for fiscal 2022, we added a 90% payout level for the adjusted diluted EPS and revenue growth goal. This one-year change was in light of the significant economic uncertainties and challenges.

Other Compensation Related Actions

•  We hired a new Vice President, Global Operations and Integrated Supply Chain effective November 30, 2021 and he received certain new hire compensation, including a sign-on bonus, a restricted stock unit award and relocation benefits.

•  Our shareholders approved a new The Toro Company 2022 Equity and Incentive Plan, or the 2022 Plan, replacing our prior The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended, or the 2010 Plan.

Compensation Philosophy

Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers who will enable us to execute on our strategic priorities, perform better than our competitors and drive long-term shareholder value.

The following core principles provide a framework for our executive compensation program:

Align with Shareholder Interests	✓	Our executive compensation program is designed to align the interests of our executive officers with shareholder interests
	✓	At least two-thirds of our executive compensation is tied to TTC performance and the market value of our common stock
	✓	Our stock ownership guidelines strengthen alignment of our executive officers’ interests with those of our shareholders
Link Pay to Performance	✓	At least two-thirds of our executive compensation is tied to TTC performance
	✓	Our annual cash incentive targets align with our annual financial goals
	✓	Our long-term incentives align with our long-term growth strategy
Provide Competitive Pay	✓	We obtain market data from our independent external consultant
	✓	We typically target pay opportunities within a competitive range of the market 50th percentile

Compensation Highlights and Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and philosophy, and benefit our shareholders.

	What We Do	What We Don’t Do
✓	Structure our executive officer compensation so it is competitive, and a significant portion of pay is at risk	No guaranteed salary increases
✓	Emphasize long-term performance in our equity-based incentive awards

Generally no guaranteed bonuses; on occasion, TTC may guarantee a bonus at a target level as a part of an external offer and potential compensation forfeited for an individual; no guaranteed bonuses were provided in fiscal 2022

✓	Use a mix of performance measures in our incentive plans
✓	Establish threshold levels of performance and caps on payouts
No excessive perquisites
✓	Maintain a robust clawback policy and provisions	No individual employment agreements
✓	Have robust stock ownership guidelines for executive officers	No short sales or derivative transactions in TTC stock, including hedges, or pledging
✓	Require minimum vesting periods on equity awards	No current payment of dividends on unvested awards
✓	Hold an annual say-on-pay vote	No repricing of stock options
No excise or other tax gross-ups

Pay for Performance and Pay Mix

We seek to motivate executive officers to achieve improved financial performance of our Company through incentive plans that reward higher performance with increased incentive payouts and hold executive officers accountable for financial performance that falls below targeted levels by paying reduced or no incentive payouts. Accordingly, a significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Generally, higher level executive positions have a higher level of pay that is performance-based.

The breakdown of variable, at-risk, pay (broken out between target annual cash incentives and target long-term incentives) compared fixed pay (i.e., annual base salary) for our Chairman and CEO and our other NEOs is as follows:

Chairman and CEO Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

Annual Base Salary: 29%
Target Annual Cash Incentives: 20%
Target Long-Term Incentives: 51%
Total Performance Based: 71%

Elements of Our Executive Compensation Program

During fiscal 2022, our executive compensation program consisted of the following key elements, which are described in the table below and pages that follow, along with the key characteristics of and purpose for, each element and key actions taken during fiscal 2022.

Element	Key Characteristics	Purpose	Key Fiscal 2022 Actions
Base Salary	A fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.	Provide a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	All of our NEOs, other than Mr. Carpenter who joined the Company in fiscal 2022, received salary increases ranging from 3.4% to 5.2%.
Annual Cash Incentive	A variable, short-term element of compensation, payable in cash based on achievement of pre-established annual financial goals.	Motivate and reward our executive officers for achievement of annual financial goals intended to drive overall company, division or business and / or operational performance.

At the beginning of fiscal 2022, target awards as a percent of base salary for NEOs were established at 60% to 130% of fiscal year base salary earnings.

Corporate performance measures and weightings were established for all of our NEOs and an additional operational measure was established for Mr. Carpenter.

Long-Term Incentives

A variable, long-term element of compensation, provided in the form of performance share awards (payable based on achievement of three-year cumulative financial goals) and stock options, which vest annually over three years.

Align the interests of our executive officers with our shareholders; encourage focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promote retention of our executive officers; and encourage significant ownership of our common stock.

All of our NEOs were granted performance share awards and stock options.
Health and Welfare Benefits	Includes medical and dental insurance, life and disability insurance and certain voluntary benefits.	Provide competitive health and welfare benefits.	No significant changes were made to our health and welfare benefits.
Retirement Plans	Includes a defined contribution retirement plan and certain nonqualified retirement plans.	Provide an opportunity for employees to save and prepare financially for retirement.	No significant changes were made to our retirement plans.
Perquisites

Includes a financial planning allowance, Company products, company-leased automobile, executive physical and certain travel costs for spouses in connection with certain off-site business related meetings in which it is appropriate for a spouse to attend.

Assist in promoting the personal financial security of our executive officers; promote personal use of our products by our executive officers and the attraction, retention and wellbeing of our executive officers.

No significant changes were made to perquisites.

In addition to the elements described above, Mr. Carpenter, our Vice President, Global Operations and Integrated Supply Chain, who commenced employment with us on November 30, 2021 received the following new hire compensation elements, as described below.

•

A cash sign-on bonus of $450,000 was provided to help offset forfeited compensation from his previous employer; this was subject to repayment if Mr. Carpenter left prior to his one-year anniversary of November 30, 2022;

•

A one-time RSU award of 17,402 shares, valued at $1.75 million, was granted to help offset forfeited equity value from his previous employer; these RSUs vest in three approximately equal installments on the first, second and third anniversary of the date of grant; and

•	Certain relocation benefits, in line with our standard relocation policy, were provided including temporary living, shipment of household goods and automobile and home closing costs.

Base Salary

General.    We set base salaries for new executive officers at the time of hire and review base salaries for our executive officers on an annual basis to ensure they remain market competitive and reflect the scope and responsibility of their positions. Base salaries for our executive officers are reviewed and discussed at the regular meeting of the Compensation & Human Resources Committee held in December of each year and are effective the following March 1st. We also review base salaries upon a significant change in an executive officer’s responsibilities or role.

Discussion and Analysis.    We take into consideration the following factors in setting or reviewing base salaries for our executive officers: current base salary; positioning relative to competitive market data; scope and complexity of the position; experience; tenure; historical and current levels of function, division and individual performance; future potential; and internal pay comparisons. Mr. Carpenter commenced employment on November 30, 2021 and in determining his base salary we considered published market survey data and available public companies’ disclosure of comparable positions, as well as Mr. Carpenter’s previous experience and base salary in effect at the time the employment offer was extended. The fiscal 2022 base salaries and any percent increase over the fiscal 2021 base salaries are provided in the table below.

Name	New Base Salary as of March 1, 2022 ($)	Percent Increase over Previous Base Salary (%)
Mr. Olson	1,100,000	3.8
Ms. Peterson	605,000	5.2
Mr. Carpenter	460,000	NA
Mr. Rodier	543,000	3.4
Ms. Dahl	510,000	4.1

The base salaries of all of our NEOs are within 10% of the market 50th percentile.

Annual Cash Incentives

General.    To help ensure we meet our compensation program objective of linking pay to performance, we provide the opportunity for our executive officers to earn an annual cash incentive, which is designed to motivate attainment and reward accomplishment of annual financial goals.

At the beginning of each fiscal year, during its regular meeting held in December, the Compensation & Human Resources Committee approves a target award expressed as a percentage of base salary for each executive officer and specific performance measures, weightings, goals and performance adjustment events, if any. For each performance measure, a threshold, target and maximum level of performance is defined, which have corresponding payout percentages. Following the end of the fiscal year, at the Committee’s regular meeting held in December, Management presents a summary of, and the Committee certifies, actual performance as compared to the pre-established goals along with a corresponding payout percentage, which is expressed as a percent of target performance.

Target Awards.    When determining the target award for each executive officer, the Committee reviews the market 50th percentile for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such executive officer serves. Our objective is that when we achieve target levels of performance for each measure, resulting total cash compensation paid to our executive officers is within a reasonable range of the market 50th percentile. Actual total cash compensation will generally exceed the market 50th percentile if actual performance for each measure exceeds the pre-established target annual financial goals and will generally be less than the market 50th percentile if actual performance for each measure is below the pre-established target annual financial goals. In addition to considering the market data, the Committee also considers experience, tenure, scope and complexity of the executive officer’s position, individual contributions and performance, as well as internal pay equity. Actual awards can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures) and the resulting competitiveness of total cash compensation will also vary accordingly.

Fiscal 2022 Awards.     The fiscal 2022 target awards for our NEOs, any change in the target award percentage, the resulting cash incentive award, and actual target total cash compensation are below.

Name	Fiscal 2022 Base Salary Earnings ($)	Fiscal 2022 Award at Target (% of base salary)	Fiscal 2022 Target Award Percentage Change	Fiscal 2022 Target Annual Cash Incentive Award ($)	Fiscal 2022 Target Total Cash Compensation ($)
Mr. Olson	1,086,778	130%	+10%	1,412,811	2,499,589
Ms. Peterson	595,089	80%	No Change	476,071	1,071,160
Mr. Carpenter	422,858	60%	NA	253,715	676,573
Mr. Rodier	537,054	75%	+5%	402,791	939,845
Ms. Dahl	503,397	65%	No Change	327,208	830,605

We believe the fiscal 2022 target annual cash incentive awards when combined with the annual base salaries are within a reasonable range of the market 50th percentile and that the differentiation of target awards among our NEOs was appropriate given the scope and responsibility of their respective positions. The changes in the target award for Messrs. Olson and Rodier were made to align their target total cash compensation closer to the market 50th percentile.

Performance Measures, Weightings and Goals.    Each year, the Committee determines performance measures, weightings, goals and performance adjustment events, if any, for the annual cash incentive awards. We believe that in order to motivate our executive officers to achieve annual financial goals, it is important to select performance measures aligned with our annual financial goals, as well as drive shareholder value. Key elements for fiscal 2022 included profitability, revenue growth, and asset efficiency; and, accordingly, the performance measures for fiscal 2022 and their weightings were intended to support these key elements.

The corporate performance measures and weightings for fiscal 2022 were as follows:

Corporate Performance Measures
Adjusted diluted EPS*	50%
Corporate revenue growth	30%
Corporate working capital as a percent of sales	20%

* Non-GAAP financial measure. See fiscal 2022 investor presentation for definition and reconciliation to GAAP financial measure.

At its meeting in December 2021, the Committee’s first meeting of fiscal 2022, threshold, target and maximum goals were established by the Committee for each corporate performance measure. Target levels of performance were established based on our annual financial goals, which takes into account our prior fiscal year actual financial results, our competitive situation and the general outlook for our business for fiscal 2022. In addition, in light of significant economic uncertainties and unprecedented supply chain challenges, we believed that, while it was important to drive toward performance levels that met or exceeded plan, a 90% payout level between threshold and target levels of performance was appropriate to recognize the impact that these challenges had on our ability to impact performance against these goals. Therefore, for fiscal 2022, a 90% payout level was established for the adjusted diluted EPS and revenue growth performance measures. As in past years, the adjusted diluted EPS threshold goal, which was set at 80% of plan, must have been met in order for there to be any payout for corporate participants.

The Committee established specific adjustment events for determining corporate performance payouts. The impact of an acquisition on the payouts was determined by the size of the acquisition based on projected annual revenue for the first twelve months following the closing of an acquisition, as follows:

•	The impact of any acquisition greater than $10 million was to be excluded from the payout calculation, unless such acquisition was included in the fiscal 2022 goals; and
•	The impact of any acquisition less than $10 million was to be included in the payout calculation.

In addition, any externally driven changes in accounting principles and standards were to be excluded if the cumulative net impact on the payout of all such accounting adjustments affected the award payout by more than 2%.

Performance Measures and Goals.    Our executive officers with all corporate responsibilities, which includes all of our NEOs other than Mr. Carpenter, had 100% of their annual cash incentive tied to corporate performance to encourage an enterprise-wide performance perspective. Mr. Carpenter had 80% of his annual cash incentive tied to corporate performance. The table below summarizes the fiscal 2022 corporate performance measures and goals applicable to our NEOs, although the weightings for Mr. Carpenter were different, as described below.

Corporate: Fiscal 2022 Performance Measures	Threshold (40% payout)	90% Payout Level	Target (100% payout)	Maximum (200% payout)	Actual
50% adjusted diluted EPS	$3.46	$4.00	$4.33	$5.20	$4.16 (between threshold and target)
30% corporate revenue growth	8.1%	10.1%	12.1%	15.1%	9.4% (between threshold and target)
20% corporate working capital as a percent of sales	15.67%	NA	13.63%	11.59%	17.20% (below threshold)
Corporate performance payout					69.0% of target

The actual results reflected above exclude the impact of the acquisition of Intimidator Group in January 2022.

The weightings for Mr. Carpenter’s fiscal 2022 corporate performance measures and goals were 37.5% adjusted diluted EPS, 22.5% corporate revenue growth and 20% corporate working capital as a percent of sales, resulting in an 80% weighting. His remaining 20% was tied to an operations goal, which was a consolidated variable spend per standard hour for all of our manufacturing facilities. The threshold, target and maximum goals were $80.35, $69.87 and $59.39, respectively. Actual performance of the operations goal was $76.74, resulting in between threshold and target performance.

Discussion and Analysis.    All of our NEOs, other than Mr. Carpenter, had 100% of their annual cash incentive awards tied to corporate performance for all of fiscal 2022; and therefore, their annual cash incentive award payouts were at 69.0% of target. Applying the corporate performance payout to their individual target awards, this translated to payouts of fiscal year base salaries of approximately 90% for Mr. Olson, 55% for Ms. Peterson, 52% for Mr. Rodier, and 42% for Ms. Dahl. Mr. Carpenter’s annual cash incentive award payout was 40% of his fiscal year base salary.

Actual Cash Compensation Discussion and Analysis.    Fiscal 2022 actual total cash compensation (which represents the sum of actual fiscal 2022 base salary earnings and actual fiscal 2022 total annual cash incentive award payout) is reflected in the table below. The corporate payout was less than target at 69% and therefore, actual total cash compensation was generally less than the market 50th, which aligns with our pay for performance philosophy.

Name	Fiscal 2022 Base Salary Earnings ($)	Fiscal 2022 Total Annual Cash Incentive Award Payout ($)	Fiscal 2022 Total Cash Compensation ($)
Mr. Olson	1,086,778	974,698	2,061,476
Ms. Peterson	595,089	328,441	923,530
Mr. Carpenter	422,858	170,823	593,681
Mr. Rodier	537,054	277,885	814,939
Ms. Dahl	503,397	225,741	729,138

Long-Term Incentives

General.    We believe our use of long-term incentives tied to our common stock, along with our stock ownership guidelines, align the interests of our executive officers with the interest of our shareholders. Therefore, we provide the opportunity for our executive officers to earn market competitive long-term incentives in the form of annual stock options and performance share awards. In determining the size of these long-term incentive awards for each executive officer, we consider market data, the scope and complexity of the executive’s position, experience, tenure, internal pay comparisons, function, division, and individual performance and historical targeted grant levels.

Generally, one-half of the long-term incentive value is delivered in the form of stock options and one-half is delivered in the form of performance share awards, both of which are approved by the Compensation & Human Resources Committee at its regular meeting held in December. We believe this equity mix strikes the appropriate balance between rewarding achievement of Company specific performance measures and delivering long-term incentive value based on stock price appreciation. Actual value realized from our long-term incentive awards may vary from the market 50th percentile based on the price of our common stock and performance against the three-year cumulative financial goals for the performance share awards. In addition to stock options and performance share awards, we occasionally use restricted stock unit awards in connection with the hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes.

Stock Options.    As the Committee’s meeting is generally held before the announcement of our financial results for the recently completed fiscal year, annual stock options are generally granted on the second business day following such announcement (with the first day being the announcement date), and have a per share exercise price equal to the closing price of our common stock on the grant date. If we deliver strong shareholder returns, our stock price presumably will increase, thereby increasing the value of the stock options and executive officer resulting total compensation. If shareholder value is not delivered and our stock price does not increase, the options will have no value.

To determine the number of annual stock options to award our executive officers, we start with a total target value of options and divide that value by the expected value of an option, using a Black-Scholes option pricing method. Our annual stock options vest in annual equal installments over three years, which three-year schedule is consistent with the three-year performance period for our performance share awards. We believe the three-year period for our long-term incentive awards provides retention value and focuses our executive officers on attainment of long-term performance.

Occasionally the Committee will grant stock options for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting for these options is generally time-based.

Performance Share Awards.    Performance share awards are granted each year at the December Committee meeting and then paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved as determined by the Committee. The Committee establishes performance measures, weightings, goals and performance adjustment events, if any, for the entire three-year performance period, as well as thresholds and maximums. Factors the Committee considers when establishing the performance goals for the three-year period include our prior fiscal year actual financial business results, our longer-term strategic plan outlook, including our projections for performance for years two and three of the three-year award term, and of our competitive situation and outlook. At the end of the three-year performance period, Management presents a summary of, and the Committee certifies, performance against the performance goals, including the applicability of any adjustment events, and a corresponding payout, which is expressed as a percent of target. Actual payouts can range from 0% (if the threshold performance levels are not met) to 200% of the target award (if maximum performance levels are met).

To determine the number of target performance share awards to be granted to our executive officers, we start with a total target value of performance share awards to be delivered. That value is divided by an expected value per share to determine the number of performance share awards to grant at target. The expected value per share is equal to the average closing price of our common stock over the last three months of the prior fiscal year to help smooth out any price volatility in our common stock.

Restricted Stock Unit Awards.    Occasionally, the Committee will grant restricted stock unit awards for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting may be either performance-based or time-based.

Fiscal 2022 Grants.    The number of stock options and performance share awards granted to our NEOs for fiscal 2022 can be found in the “Grants of Plan-Based Awards for Fiscal 2022” table. This table also reflects the number of performance shares at threshold and maximum levels of performance. The grant date fair value of those awards can also be found in the “Summary Compensation Table”. Additionally, the restricted stock unit grant provided to Mr. Carpenter, as a part of his employment offer and upon commencement of his employment can also be found in the “Grants of Plan-Based Awards for Fiscal 2022” table and the grant date fair value of that award is also included in the “Summary Compensation Table.”

Performance Measures for the Performance Period Beginning in Fiscal 2022.    For the fiscal 2022 to fiscal 2024 performance share awards, the following corporate performance measures and weightings were established for all of our executive officers:

Performance Measures	Weighting
Cumulative net income, plus after-tax interest	50%
Cumulative revenue	30%
Working capital as a percent of sales	20%

At its meeting in December 2021, threshold, target and maximum goals were established for the fiscal 2022 to fiscal 2024 performance share awards. The specific performance goals for the three-year award period are maintained by us as proprietary and confidential. The Committee believes that disclosure of these specific performance goals would represent competitive harm to us as such cumulative corporate goals and results are not publicly disclosed and are competitively sensitive. For each performance measure, the target goal reflects the cumulative three-year financial plan set at the corporate level. Based on historical performance, the Committee believes the attainment of target performance levels, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the Committee believes the threshold goals are likely to be achieved. Maximum goals represent the performances at which payouts are 200% of the target award. Even if actual results exceed the maximum goals, the payouts are capped at 200% of the target award. Maximum goals represent levels of performance at which the Committee determined a payout of 200% of target would be appropriate. The Committee believes that the maximum goals established are more aggressive goals.

Adjustment Events. In addition to approving performance measures, goals and weightings, the Committee also established specific corporate adjustment events for determining payouts under the fiscal 2022 to fiscal 2024 performance share awards, including the following:

Adjustment Event	Size	Impact Effect
Acquisitions (as determined by projected first 12 months of revenue)	Acquisition is ≥ $50 million	Excluded
	Acquisition is < $10 million	Included
	Acquisition is between $10 million and $50 million	Included, if transaction closes in first year of performance period Excluded, if transaction closes in second or third year of performance period
Change in Accounting Principles or Standards	Cumulative net impact on the payout of all accounting adjustments is > 2%	Excluded

Performance Measures for the Performance Period Ending in Fiscal 2022.    The performance share awards that were granted in fiscal 2020 for the fiscal 2020 to fiscal 2022 performance period were approved for payout upon the Committee’s certification of performance against the goals and impact of any predefined adjustment events at its meeting on December 13, 2022. Pursuant to the predefined adjustment events, all financial impacts related to our acquisition of Venture Products, Inc. in March 2020 and acquisition of Intimidator Group in January 2022 were excluded from the payout calculation. The payout for our fiscal 2020 to fiscal 2022 performance share awards was 72.1% of target.

The table below outlines the corporate performance measures and weightings, as well as threshold, target and maximum goals that were established by the Committee at the beginning of fiscal 2020, along with actual levels of performance when factoring in adjustment events, for the fiscal 2020 to fiscal 2022 performance share awards.

Fiscal 2020 to Fiscal 2022 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)	$1,028,470	$1,285,588	$1,542,705	$1,190,622 (between threshold and target)
30% cumulative corporate revenue (in thousands)	$10,443,184	$11,390,581	$11,701,603	$11,423,169 (between target and maximum)
20% corporate working capital as a % of sales	16.92%	15.38%	13.85%	17.10% (below threshold)
Fiscal 2020 to fiscal 2022 performance share award payout				72.1% of target

Discussion and Analysis.    In applying the actual performance when factoring in the defined adjustment events against the weightings of the performance measures, the fiscal 2020 to fiscal 2022 payout was 72.1% of target.

Target Total Direct Compensation.    When analyzing compensation, we look at base salary, target total cash compensation and target total direct compensation in comparison to the market 50th percentile when establishing base salary levels, target annual cash incentive awards and long-term incentive awards. Actual value realized from long-term incentives is dependent on actual payout of performance share awards at the end of the three-

year term, which is dependent on actual cumulative performance against established performance goals and the stock price at the time of exercise for stock option grants. Therefore, it is difficult to assess actual total direct compensation on an annual basis in comparison to the market since the market data may have changed significantly when actual long-term incentive results are fully realized. We believe it is important to continue to review target total direct compensation when establishing long-term incentive grants. The fiscal 2022 target total direct compensation (sum of actual base salary, target annual cash incentive and target value of equity awards), for each NEO is in the table below.

Name	Fiscal 2022 Target Total Direct Compensation ($)
Mr. Olson	7,830,000
Ms. Peterson	2,489,000
Mr. Carpenter	1,236,000
Mr. Rodier	1,950,250
Ms. Dahl	1,661,500

Benefits and All Other Compensation

Retirement Benefits.    We believe that it is important to allow our employees, including our executive officers, the opportunity to save for retirement through our Retirement Plan, which is our defined contribution plan. The majority of our U.S.-based employees participate in the Retirement Plan and certain of our subsidiaries participate in different retirement plans. For 2022, the Retirement Plan included a 401(k) plan with a Company match and an investment fund contribution that can be made at the discretion of the Company. Company contributions for fiscal 2022 to our Retirement Plan on behalf of our NEOs can be found under “All Other Compensation for Fiscal 2022.”

To help ensure our executive officers’ ability to provide financial security and save for retirement, we maintain three nonqualified deferred compensation plans, which include: The Toro Company Deferred Compensation Plan, or Deferred Plan, The Toro Company Deferred Compensation Plan for Officers, or the Deferred Plan for Officers and The Toro Company Supplemental Benefit Plan, or Supplemental Benefit Plan. These plans, which are unsecured and unfunded, are described under “Nonqualified Deferred Compensation for Fiscal 2022.”

Perquisites.    The limited perquisites provided during fiscal 2022 to our executive officers are described in “All Other Compensation for Fiscal 2022.” We believe these perquisites are an important part of our overall compensation package and help us attract, retain and reward top executive talent. Specifically, we believe that these perquisites assist in promoting the financial security and health of our executive officers and encourage the use and promotion of our products.

Relocation Benefits.    We maintain a standard, market competitive relocation policy, which provides for reimbursements of and payments for certain relocation expenses for new hires. During fiscal 2022, Mr. Carpenter was reimbursed for certain relocation expenses, as included within the “All Other Compensation” column of the “Summary Compensation Table” and quantified in the related footnote to that column. Certain of these relocation expenses are deemed to be taxable income to the recipient; therefore, in this limited instance and pursuant to our relocation policy, a flat supplemental tax “gross-up” was provided to Mr. Carpenter to help offset the incremental tax impact. All relocation expenses were subject to repayment by Mr. Carpenter if he voluntarily terminated his employment prior to the first anniversary of his start date, or November 30, 2022 and one-half of all relocation expenses are subject to repayment by Mr. Carpenter if he voluntarily terminates his employment prior to the second anniversary of his start date, or November 30, 2023.

Sign-On Bonuses.    We believe that the use of sign-on bonuses are appropriate when hiring certain new employees. In fiscal 2022, we paid a cash sign-on bonus to Mr. Carpenter, which was intended to offset a portion of the annual cash incentive award that we estimated he would forfeit by terminating his employment with his former employer. The sign-on bonus was subject to repayment if Mr. Carpenter had voluntarily terminated his employment prior to the one-year anniversary of his start date, or November 30, 2022.

Charitable Giving.    We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and his/her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.

Employment, Severance and Change in Control Arrangements

None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our Change-in-Control (CIC) policy and other than certain change in control provisions in our equity plans. Accordingly, our executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company as described under “Potential Payments Upon Termination or Change in Control—Change in Control.” Each executive officer is a party to our standard confidentiality, invention and non-compete agreement.

We believe our CIC policy and other change in control arrangements are important because they provide retention incentives and additional monetary motivation to complete a transaction that the Board believes is in the best interests of our Company and shareholders. We believe it is in the best interests of our Company and our shareholders to assure that we will have the continued dedication of our executives, notwithstanding the possibility, threat or occurrence of a change in control. We also believe it is imperative to diminish any distraction of our executives by virtue of the personal uncertainties and risks, including personal financial risks, created by a pending or threatened change in control of the Company.

Our CIC policy incorporates a “double trigger” mechanism and provides for a severance payment for an executive officer if within three years after a change in control an executive officer’s employment is terminated by us without just cause or the executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. Our CIC policy does not provide a “gross-up” for 280G excise taxes and, as a condition to the payment of any severance payment, the executive officer must execute a release of claims against us.

In addition to our CIC policy, we also have change in control provisions in our 2022 Plan and prior equity plans and individual award agreements that apply to our executives, as well as other employees, that provide for immediate vesting acceleration upon a change in control. More information regarding these provisions is also provided under “Potential Payments Upon Termination or Change in Control—Change in Control.” Because the immediate vesting of stock options, restricted stock units and certain other awards is triggered by the change in control itself, and is not dependent upon a termination of employment within a certain protection period, these acceleration provisions are known as a “single trigger” change in control arrangements. We believe these “single trigger” change in control arrangements for equity awards granted provide important retention incentives during what can often be an uncertain time for employees and provide executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our shareholders rather than seeking new employment opportunities. If an executive were to leave prior to the completion of the change in control, non-vested options or other awards held by the executive would terminate.

The Committee reviews our change of control arrangements periodically to ensure that they remain appropriate.

Named Executive Officers Stock Ownership Guidelines

We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our executive officers with those of our shareholders. Executive officers are expected to meet the guideline within five years of the date of hire or promotion. As of October 31, 2022, each of our NEOs required to meet a stock ownership guideline had met such guideline.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	In Compliance?
Richard M. Olson	5x	Yes
Renee J. Peterson	3x	Yes
Kevin N. Carpenter	3x	N/A
Richard W. Rodier	3x	Yes
Amy E. Dahl	3x	Yes

Anti-Hedging and Anti-Pledging

Our insider trading policy prohibits officers and directors from engaging in hedging or pledging of our securities, as described in more detail in “Executive Compensation—Anti-Hedging and Anti-Pledging Policies.”

Tax Considerations

Code Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each “covered employee,” which includes our NEOs and certain other former NEOs. Compensation paid to our NEOs over this limit is nondeductible. While the Compensation & Human Resources Committee considers tax deductibility as one of many factors in determining executive compensation, we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.

Risk Assessment

We determined that our compensation policies, practices and programs and related compensation governance structure work together to minimize exposure to excessive risk while appropriately pursuing growth, profitability and asset efficiency strategies and goals that emphasize shareholder value creation. In reaching such determination, we noted that (i) base salaries for all office salaried employees are targeted within a competitive range of the market 50th percentile, are not subject to performance risk and, for non-executive employees, constitute the largest part of their total compensation; (ii) incentive or variable compensation awarded to our executive officers, which constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation, and utilizes performance measures and goals that are drivers of long-term success for our Company and our shareholders; and (iii) caps on performance-based awards are used.

Clawback Policy and Provisions

In January 2022, we adopted a clawback policy pursuant to which we may recover certain incentive compensation from current or former officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly or the executive engaged in egregious conduct that is substantially detrimental to the Company.

Our 2022 Plan, prior equity plan and the related award agreements contain a clawback provision which provides that if, within one year after the termination of employment the participant is employed or retained by or renders services to a competitor, violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of our Company, all rights of such participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the executive to surrender and return to our Company any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant during the period beginning one year prior to the participant’s termination of employment or other service with our Company or any affiliate or subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards granted under such plan.

Competitive Considerations and Use of Market Data

Since one of the objectives of our executive compensation program is to provide market competitive compensation opportunities, the Committee uses market data provided by Willis Towers Watson to help evaluate and make compensation decisions. Market data, which is size-adjusted, is provided by Willis Towers Watson through its executive compensation database, which includes roughly 500 participating companies. We believe that the market for our executive officer talent is not limited to the manufacturing industry; therefore, we do not focus specifically on manufacturing companies within the database, nor do we identify a separate group of peer companies within the manufacturing industry for executive compensation purposes. The market data provided by Willis Towers Watson was in aggregate form and, therefore, individual data for participating companies in the survey was not considered when determining executive officer compensation in total or for any individual officer or element.

We typically target pay opportunities within a competitive range of the market 50th percentile for each element of compensation and in total; however, variance around the market 50th percentile is dependent on a number of factors, including an executive’s level of professional experience, the executive’s duties and responsibilities, individual performance, future potential, tenure in the position, corporate and/or division performance, as applicable, internal pay comparisons, and outside market factors, including general economic and labor conditions.

How We Make Compensation Decisions

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our established compensation philosophy. The Committee, its independent external compensation consultant, and Management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities.

Responsible Party	Roles and Responsibilities
Compensation & Human Resources Committee (Comprised solely of independent directors and reports to the Board of Directors)

•  Oversees all aspects of our executive compensation program.

•  Annually reviews and approves our corporate goals and objectives relevant to Chairman and CEO compensation.

•  Evaluates Chairman and CEO’s performance in light of such goals and objectives, and determines and approves his compensation based on this evaluation, subject to ratification by the Board of Directors.

•  Reviews and approves all executive officer compensation, including base salary, annual cash incentive awards, long-term incentive awards and their payouts.

•  Oversees our equity and incentive compensation plans and reviews and approves equity awards and executive incentive payouts.

•  Ensures our incentive compensation arrangements are reviewed to confirm they do not encourage unnecessary risk-taking.

•  Evaluates market competitiveness reviews of each executive officer’s compensation (in total and by each individual element).

•  Evaluates proposed changes to our executive compensation program.

•  Has sole authority to hire consultants, approve their fees and determine the nature and scope of their work.

Independent External Compensation Consultant (Willis Towers Watson) (Independent under NYSE listing standards and reports to the Compensation & Human Resources Committee)

•  Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.

•  Reviews total compensation strategy and pay levels for executives.

•  Examines our executive compensation program to ensure that each element supports our business strategy.

•  Assists in gathering competitive market data.

•  Provides advice with respect to our incentive plans, performance measures and equity compensation mix.

•  Periodically assesses risk as it related to our incentive plans.

•  Reviews structure and competitiveness of our non-employee director compensation program.

•  Regularly attends Compensation & Human Resources Committee meetings.

Management (Chairman and CEO, former Vice President, Human Resources and General Counsel, current Vice President, Human Resources and Managing Director, Total Rewards and Employee Services)

•  Provides compensation information to Compensation & Human Resources Committee and external compensation consultant to assist them in making and recommending compensation.

•  Confers with the Compensation & Human Resources Committee and external compensation consultant concerning design and development of compensation and benefit plans.

•  Provides analysis and recommendations on executive officer compensation to the Compensation & Human Resources Committee.

•  Reviews performance of executive officers.

•  Provides no input or recommendations with respect to their own compensation.

Compensation and Human Resources Committee Report

The Compensation & Human Resources Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with Management and, based on such review and discussions, recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022.

Compensation & Human Resources Committee:

James C. O‘Rourke (Chair)

Jeffrey M. Ettinger

Eric P. Hansotia

D. Christian Koch

Joyce A. Mullen

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation for each of the last three fiscal years awarded to, earned by or paid to individuals who served as our principal executive officer and principal financial officer and each of the other three most highly compensated executive officers during fiscal 2022. We collectively refer to these as our “named executive officers,” or NEOs. The “Compensation Discussion and Analysis” provides additional information about compensation paid to our NEOs. Amounts in this Summary Compensation Table are not reduced to reflect any elections to defer receipt of base salary, annual cash incentive award payouts or performance share award payouts. Elections to defer these forms of compensation are described in more detail under “Nonqualified Deferred Compensation for Fiscal 2022.” Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Richard M. Olson,	2022	1,086,778	0	2,489,773	2,507,118	974,698	253,586	7,311,953
Chairman of the Board, President and Chief Executive Officer	2021	1,045,930	0	2,536,520	2,651,082	2,095,541	300,778	8,629,851
	2020	871,250	0	2,335,366	2,388,298	307,094	95,349	5,997,357
Renee J. Peterson,	2022	595,089	0	659,347	661,824	328,441	148,911	2,393,612
Vice President and Chief Financial Officer	2021	566,066	0	634,130	663,264	756,083	187,432	2,806,975
	2020	496,800	0	518,111	529,518	114,202	73,211	1,731,842
Kevin N. Carpenter,	2022	422,858	450,000	1,986,129	236,694	170,823	114,754	3,381,258
Vice President, Global Operations and Integrated Supply Chain (7)
Richard W. Rodier,	2022	537,054	0	472,368	473,388	277,885	114,968	1,875,663
Group Vice President, Construction Businesses	2021	515,545	0	561,658	584,304	602,528	127,192	2,391,228
	2020	399,333	0	383,620	604,329	79,057	64,158	1,530,497
Amy E. Dahl,	2022	503,397	0	383,799	388,362	225,741	115,530	1,616,829
Vice President, General Counsel and Corporate Secretary	2021	480,635	0	398,596	420,462	521,604	147,740	1,969,037
	2020	418,500	0	317,053	324,896	76,962	46,256	1,183,667

(1)	Amounts reflect actual salary earnings throughout the fiscal year.
(2)

We generally do not pay discretionary bonuses or bonuses that are subjectively determined; we did not pay any such bonuses to any of our NEOs in any of the last three most recently completed fiscal years, other than a sign-on bonus to Mr. Carpenter as part of his employment offer and upon commencement of his employment with us. Annual cash incentive award payouts based on performance against pre-established financial performance goals are reported in the “Non-Equity Incentive Plan Compensation” column.

(3)

Amounts reported for fiscal 2022 for our NEOs represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of performance share awards granted for the fiscal 2022 to fiscal 2024 performance period assuming target levels of performance. The amount reported for Mr. Carpenter also includes the grant date fair value of the restricted stock unit award granted to him in connection with his employment offer and upon commencement of his employment with us. Amounts reported for each NEO and each award for fiscal 2022 are set forth in the “Grants of Plan-Based Awards for Fiscal 2022” table in the “Grant Date Fair Value of Stock and Option Awards” column. Provided below is the fiscal 2022 grant date fair value of performance share awards for the fiscal 2022 to fiscal 2024 performance period assuming maximum levels of performance. The maximum value is calculated using the number of shares reflected in the “Maximum” column of the “Estimated Future Payouts Under Equity Incentive Plan Awards” section of the “Grants of Plan-Based Awards for Fiscal 2022” table and the closing price of our common stock on December 14, 2021, the grant date, of $98.41.

Name	Grant Date Fair Value at Maximum Levels of Performance ($)
Mr. Olson	4,979,546
Ms. Peterson	1,318,694
Mr. Carpenter	472,368
Mr. Rodier	944,736
Ms. Dahl	767,598

(4)

Amounts reported represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of option awards granted each fiscal year. Summarized in the table below are the specific assumptions used in the valuation of the option awards.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Per Share Black-Scholes Value
12/16/2021	1.31%	6.4 years	23.75%	0.93%	$22.98
12/17/2020	0.58%	6.4 years	23.13%	0.85%	$19.74
12/19/2019	1.81%	6.5 years	19.37%	0.97%	$15.62
(5)

Amounts reported represent annual cash incentive awards earned for each fiscal year, but paid during the following fiscal year or deferred. Annual cash incentive awards are calculated and paid based on performance against financial performance goals.

(6)	Amounts for fiscal 2022 are set forth below under “All Other Compensation for Fiscal 2022.”
(7)	Mr. Carpenter joined the Company on November 30, 2021; therefore, his information is provided only for fiscal 2022.

All Other Compensation for Fiscal 2022

All other compensation for fiscal 2022 includes the compensation components described below.

Element	Description
Retirement Benefits

Under our Retirement Plan in calendar year 2022, we matched one dollar for each employee dollar contribution, up to an employee maximum of 4%. Additionally, the Company may make a discretionary investment fund contribution. Employees are eligible to participate in the plan after 30 days of service. For employees whose compensation exceeds the IRS limit, we also provide a contribution into our nonqualified deferred compensation plans, the Supplemental Benefit Plan or the Deferred Plan, as applicable. Our nonqualified deferred compensation plans are described under “Nonqualified Deferred Compensation for Fiscal 2022.”

Perquisites

We provide our executive officers with modest perquisites, including:

•   Company-leased automobile—We pay all costs associated with leasing, operating, maintaining and insuring a company-leased automobile up to certain thresholds.

•   Financial planning—We encourage our executive officers to receive professional advice regarding their financial, tax and estate planning needs. Therefore, we pay up to a maximum defined amount for each of our executive officers to cover tax planning, tax return preparation, financial counseling and estate planning.

•   Annual executive physical—To help ensure the health of our executive officers, we generally pay up to a certain amount for approved physical exam expenses not covered by the executive officer’s health insurance.

•   Company products—To enable our executive officers the opportunity to become more familiar with our products and use those products on a regular basis, we provide certain Company products and related accessories for personal use at no cost; provided, however, that executive officers are responsible for applicable taxes attributable to the value of such products. The value is generally deemed to be our distributor net price or its equivalent, which is the price at which products are available to employees for purchase.

•   Travel expenses—During fiscal 2022, we paid certain travel costs for spouses of our executive officers in connection with certain off-site, business-related meetings in which it was appropriate for a spouse to attend.

Charitable Giving

We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and/or his or her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.

Relocation Benefits

We maintain a standard, market competitive relocation policy. Relocation expenses reimbursed and/or paid typically include: shipment of household goods, automobile shipment, home finding trip, temporary living, destination home purchase assistance, and a “gross-up” to help offset the tax impact of these expenses that are reimbursed and/or paid.

Specific amounts included in the fiscal 2022 “All Other Compensation” column of the “Summary Compensation Table” are in the table below.

Name	Retirement Plan Contributions(1) ($)	Nonqualified Plan Contributions(2) ($)	Charitable Giving(3) ($)	Perquisites(4) ($)	Relocation Benefits(5) ($)	Total ($)
Mr. Olson	27,058	194,281	3,000	29,247	0	253,586
Ms. Peterson	27,058	69,072	3,000	49,781	0	148,911
Mr. Carpenter	21,742	27,153	0	15,625	50,234	114,754
Mr. Rodier	24,690	56,484	3,000	30,794	0	114,968
Ms. Dahl	27,058	47,437	3,000	38,035	0	115,530

(1)	Amounts reported represent Company matching contributions and a discretionary investment fund contribution.
(2)	Amounts reported represent Company contributions to the Supplemental Benefit Plan.
(3)	Amounts reported represent matching contributions for charitable donations made by our executive officers.
(4)

Amounts reported represent Company paid amounts for automobile lease plus reportable income for personal use of the automobile; Company paid amounts for financial planning expenses and executive physical expenses; value of Company products received for personal use; and incremental travel costs paid by the Company for spouses of our executive officers in connection with certain off-site, business-related.

(5)	Amounts reported represent Company paid relocation expenses.

Grants of Plan-Based Awards for Fiscal 2022

During fiscal 2022, plan-based awards granted to our NEOs included annual cash incentive awards, performance share awards, restricted stock unit awards, and stock option awards. The following table summarizes all plan-based awards granted to our NEOs during fiscal 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Options(4) (#)	Awards(5) ($/Sh)	Awards(6) ($)
Richard M. Olson
Annual Cash Incentive	—	—	572,000	1,430,000	2,860,000
Performance Shares	12/14/21	12/14/21				10,120	25,300	50,600				2,489,773
Stock Options	12/16/21	12/14/21								109,100	99.34	2,507,118
Renee J. Peterson
Annual Cash Incentive	—	—	193,600	484,000	968,000
Performance Shares	12/14/21	12/14/21				2,680	6,700	13,400				659,347
Stock Options	12/16/21	12/14/21								28,800	99.34	661,824
Kevin N. Carpenter
Annual Cash Incentive	—	—	110,400	276,000	552,000
Performance Shares	12/14/21	12/14/21				960	2,400	4,800				236,184
Stock Options	12/16/21	12/14/21								10,300	99.34	236,694
Restricted Stock Units	11/30/21	10/13/21							17,402			1,749,945
Richard W. Rodier
Annual Cash Incentive	—	—	162,900	407,250	814,500
Performance Shares	12/14/21	12/14/21				1,920	4,800	9,600				472,368
Stock Options	12/16/21	12/14/21								20,600	99.34	473,388
Amy E. Dahl
Annual Cash Incentive			132,600	331,500	663,000
Performance Shares	12/14/21	12/14/21				1,560	3,900	7,800				383,799
Stock Options	12/16/21	12/14/21								16,900	99.34	388,362

(1)

Amounts reported represent the range of payouts of annual cash incentive awards for fiscal 2022. Actual payouts for fiscal 2022 are included in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)

Amounts reported represent the range of performance share award payouts for the fiscal 2022 to fiscal 2024 performance period. Information regarding the performance share awards is set forth within the “Compensation Discussion and Analysis” under “Long-Term Incentives—Performance Share Awards.”

(3)	Amounts reported represent restricted stock units granted to Mr. Carpenter as a one-time grant in connection with his hiring to offset equity forfeited by departing his former employer.
(4)

Amounts reported represent stock options granted during fiscal 2022, which grant date was December 16, 2021. All of these options have a ten-year term and vest in three equal installments on each of the first, second and third year anniversaries of the grant date.

(5)	Amounts reported represent the exercise price of stock options granted during fiscal 2022, which equals the closing price of our common stock on December 16, 2021, of $99.34.
(6)

Amounts reported represent the grant date fair value of performance share awards at target granted for the fiscal 2022 to fiscal 2024 performance period and option awards for all NEOs, each as computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance share awards is based on the closing price of our common stock on December 14, 2021, the grant date, of $98.41. These amounts are also set forth in the “Summary Compensation Table” in the “Stock Awards” column. The grant date fair value of the option awards is based on a Black-Scholes model valuation of $22.98 per share for options granted on December 16, 2021. The grant date fair value of the restricted stock unit award granted to Mr. Carpenter is based on the closing price of our common stock on November 30, 2021, the grant date, of $100.56. These amounts are also set forth in the “Summary Compensation Table” in the “Stock Awards” column. The specific assumptions used in the valuation of the options are included in footnote 4 to the “Summary Compensation Table.” The option amounts are also set forth in the “Summary Compensation Table” in the “Option Awards” column.

Outstanding Equity Awards at Fiscal Year-End for 2022

The following table summarizes all outstanding equity awards previously granted to our NEOs that were outstanding on October 31, 2022, the last day of fiscal 2022. Specifically, it reflects exercisable and unexercisable stock options, unvested restricted stock unit awards and unvested performance share awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Richard M. Olson
Stock Options	12,000	0	29.7500	12/06/2023
	20,000	0	31.3750	12/05/2024
	44,400	0	38.8200	12/04/2025
	119,400	0	56.5400	12/09/2026
	102,400	0	65.9300	12/08/2027
	137,100	0	58.5300	12/07/2028
	101,933	50,967	76.5300	12/19/2029
	44,766	89,534	93.3300	12/17/2030
	0	109,100	99.3400	12/16/2031
F21-F23 Performance Shares							42,840	4,516,621
F22-F24 Performance Shares							24,541	2,587,358
Renee J. Peterson
Stock Options	39,400	0	38.8200	12/04/2025
	36,300	0	56.5400	12/09/2026
	28,400	0	65.9300	12/08/2027
	33,400	0	58.5300	12/07/2028
	22,600	11,300	76.5300	12/19/2029
	11,200	22,400	93.3300	12/17/2030
	0	28,800	99.3400	12/16/2031
F21-F23 Performance Shares							10,710	1,129,155
F22-F24 Performance Shares							6,499	685,190
Kevin N. Carpenter
Stock Options	0	10,300	99.3400	12/16/2031
Restricted Stock Units					17,637	1,859,450
F22-F24 Performance Shares							2,328	245,441
Richard W. Rodier
Stock Options	0	0	29.7500	12/06/2023
	4,400	0	31.3750	12/05/2024
	7,400	0	38.8200	12/04/2025
	6,400	0	56.5400	12/09/2026
	6,600	0	65.9300	12/08/2027
	9,000	0	58.5300	12/07/2028
	12,133	6,067	76.5300	12/19/2029
	16,866	8,434	65.7700	05/19/2030
	9,866	19,734	93.3300	12/17/2030
	0	20,600	99.3400	12/16/2031
Restricted Stock Units					550	58015
F21-F23 Performance Shares							9,486	1,000,109
F22-F24 Performance Shares							4,656	490,882
Amy E. Dahl
Stock Options	2,230	0	29.7500	12/06/2023
	2,230	0	29.7500	12/06/2023
	2,230	0	31.3750	12/05/2024
	2,230	0	31.3750	12/05/2024
	17,200	0	38.8200	12/04/2025
	16,600	0	56.5400	12/09/2026
	13,200	0	65.9300	12/08/2027
	16,200	0	58.5300	12/07/2028
	13,866	6,934	76.5300	12/19/2029
	7,100	14,200	93.3300	12/17/2030
	0	16,900	99.3400	12/16/2031
F21-F23 Performance Shares							6,732	709,755
F22-F24 Performance Shares							3,783	398,842

(1)

Stock options have a ten-year term and vest in three equal installments on each of the first, second and third year anniversaries of the grant date. The vesting schedule for options unexercisable as of October 31, 2022 is as follows:

Name	Grant Date	12/16/22	12/17/22	12/19/22	05/19/23	12/16/23	12/17/23	12/16/24	Option Expiration Date
Mr. Olson	12/19/19			50,967					12/19/29
	12/17/20		44,767				44,767		12/17/30
	12/16/21	36,366				36,367		36,367	12/16/31
Ms. Peterson	12/19/19			11,300					12/19/29
	12/17/20		11,200				11,200		12/17/30
	12/16/21	9,600				9,600		9,600	12/16/31
Mr. Carpenter	12/16/21	3,433				3,433		3,434	12/16/31
Mr. Rodier	12/19/19			6,067					12/19/29
	05/19/20				8,434				05/19/30
	12/17/20		9,867				9,867		12/17/30
	12/16/21	6,866				6,867		6,867	12/16/31
Ms. Dahl	12/19/19			6,934					12/19/29
	12/17/20		7,100				7,100		12/17/30
	12/16/21	5,633				5,633		5,634	12/16/31
(2)

Amounts reported represent the number of unvested restricted stock units held by Mr. Carpenter and Mr. Rodier, including dividend equivalents earned on those restricted stock units. Mr. Carpenter’s unvested restricted stock units were granted on November 30, 2021 and vest in three approximately equal installments on each anniversary of the grant date. Mr. Carpenter’s unvested restricted stock units were granted on May 19, 2020 and vest in three equal installments on each anniversary of the grant date.

(3)	Amounts reported represent the value of unvested restricted stock units based on the closing price of our common stock on October 31, 2022 of $105.43 per share.
(4)

Amounts reported represent the number of performance share awards that were in progress based on actual levels of performance for fiscal 2021 and fiscal 2022 and financial plan levels of performance for fiscal 2023 and fiscal 2024. The fiscal 2021 to fiscal 2023 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2023. The fiscal 2022 to fiscal 2024 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2024.

(5)	Amounts reported represent the value of performance share awards that were in progress based on the closing price of our common stock on October 31, 2022 of $105.43 per share.

Option Exercises and Stock Vested for Fiscal 2022

The following table summarizes all of the stock options exercised during fiscal 2022, restricted stock units vested during fiscal 2022 and performance share awards that were paid out or deferred by our NEOs for the fiscal 2020 to fiscal 2022 performance period.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard M. Olson
Stock Option Exercises	12,600	696,833
F20-F22 Performance Share Award Payout			21,762	2,456,277
Renee J. Peterson
Stock Option Exercises	0	0
F20-F22 Performance Share Award Payout			4,828	544,936
Kevin N. Carpenter
Stock Option Exercises	0	0
F20-F22 Performance Share Award Payout			NA	NA
Richard W. Rodier
Stock Option Exercises	11,600	675,395
F20-F22 Performance Share Award Payout			2,594	292,785
Restricted Stock Units			4,524	386,573
Amy E. Dahl
Stock Option Exercises	5,200	348,127
F20-F22 Performance Share Award Payout			2,954	333,418

(1)

The number of shares acquired upon exercise reflects the gross number of shares acquired absent any netting for shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, less the per share exercise price.

(2)

The number of shares acquired upon vesting reflects the gross number of shares acquired absent any netting of shares surrendered to satisfy tax withholding requirements. The value realized on vesting for performance share awards represents the gross number of shares acquired multiplied by the closing price of our common stock on December 21, 2022 (the payout date for the fiscal 2020 to fiscal 2022 performance share awards) of $112.87. The value of restricted stock units realized for Mr. Rodier represents the gross number of shares acquired multiplied by the closing price of our common stock on April 1, 2022 (the vesting date) of $86.50, and the gross number of shares acquired multiplied by the closing price of our common stock on May 19, 2022 (the vesting date) of $77.72. Amounts are not reduced to reflect any elections by our NEOs to defer receipt of performance share award payouts. Under the Deferred Plan for Officers, Ms. Dahl deferred receipt of 100% of her fiscal 2020 to fiscal 2022 performance share award payout. The material terms of the Deferred Plan for Officers are described under “Nonqualified Deferred Compensation for Fiscal 2022” set forth below.

Nonqualified Deferred Compensation for Fiscal 2022

We maintain three nonqualified deferred compensation plans in which our NEOs are eligible to participate.

The Toro Company Deferred Compensation Plan.    This plan allows a select group of management or highly compensated employees, including our executive officers, to defer on a pre-tax basis his or her calendar year base salary and/or fiscal year annual cash incentive payout to a date in the future. Participants can defer up to 50% of calendar year base salary and up to 100% of the fiscal year annual cash incentive award payout. Deferred amounts are credited to a participant’s account and the participant may elect the deemed investment of such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Deferral elections are made on an annual basis, before the beginning of the new fiscal year. Participants must elect a distribution date that is at least two years later than the date the compensation otherwise would have been received. Participants elect the frequency of payments and the number of payments to receive at the time of distribution. Participants are always 100% vested in their accounts.

The Toro Company Deferred Compensation Plan for Officers.    This plan allows key employees that receive performance share awards, including our executive officers, an opportunity to defer receipt of shares of our common stock paid out under such awards to a date in the future. Participants can defer up to 100% of the common stock payout. Each year, before the third fiscal year of the three-year performance period begins, participants are given the opportunity to elect to defer the receipt of those shares to some point in the future. Participants must elect a distribution date that is at least two years later than the date the shares would have been received. Participants elect the frequency of payment and the number of payments to receive at the time of distribution. Participants are always 100% vested in their deferred payout.

The Toro Company Supplemental Benefit Plan.    This plan is maintained for the purpose of providing to a select group of management or highly compensated employees, including our executive officers, benefits in excess of the limitations on benefits and contributions imposed by Code Sections 401(a)(17) and 415. Our credits under this plan are made on a calendar year basis, usually in the first calendar quarter following the end of the prior calendar year. Amounts are credited to the Supplemental Benefit Plan for earnings above the compensation limit for all forms of employer contributions, which may include Company matching, investment savings and ESOP contribution amounts. For calendar year 2022, employer matching contributions and an investment savings contribution were made. Amounts credited are placed into a participant’s account and the participant may elect the deemed investment of such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Participants elect the funds into which these contributions are allocated, as well as the frequency of payments and the number of payments to receive. Participants are always 100% vested in their accounts.

Nonqualified Deferred Compensation for Fiscal 2022 Table.    The following table reflects any NEO contributions and Company contributions for fiscal 2022 to our nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Richard M. Olson
Deferred Plan	0	0	(433,640)	0	1,519,508
Deferred Plan for Officers	0	0	1,352,469	0	13,254,855
Supplemental Benefit Plan	0	194,281	(266,437)	0	1,169,644
Renee J. Peterson
Deferred Plan	352,880	0	(867,659)	0	3,737,400
Deferred Plan for Officers	0	0	977,927	0	9,172,917
Supplemental Benefit Plan	0	69,072	(158,830)	0	698,220
Kevin N. Carpenter
Deferred Plan	0	0	0	0	0
Deferred Plan for Officers	0	0	0	0	0
Supplemental Benefit Plan	0	27,153	0	0	27,153
Richard W. Rodier
Deferred Plan	546,411	2,090	(454,909)	0	2,327,092
Deferred Plan for Officers	0	0	69,015	0	647,359
Supplemental Benefit Plan	0	56,484	(53,721)	0	320,923
Amy E. Dahl
Deferred Plan	326,420	0	(160,668)	0	1,041,912
Deferred Plan for Officers	333,418	0	81,342	0	1,096,406
Supplemental Benefit Plan	0	47,437	(54,188)	0	261,741

(1)

Executive contributions of base salary and annual cash incentive award payouts are included in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column, respectively, of the “Summary Compensation Table.” Executive contributions of the fiscal 2020 to fiscal 2022 performance share award payouts are included in the “Value Realized on Vesting” column of the “Option Exercises and Stock Vested for Fiscal 2022” table, but are not included in the “Summary Compensation Table” as that table reflects the grant of the fiscal 2022 to fiscal 2024 performance share awards at target value. Our NEOs deferred the following components of compensation during fiscal 2022:

Name	Deferrals	Amount ($)
Ms. Peterson	30% of base salary from November through December 2021	26,539
	32% of base salary from January through October 2022	162,120
	50% of the fiscal 2022 annual cash incentive award	164,221
Mr. Rodier	50% of base salary from November through December 2021	40,385
	50% of base salary from January through October 2022	228,141
	100% of the fiscal 2022 annual cash incentive award	277,885
Ms. Dahl	20% of base salary from November through December 2021	15,077
	20% of base salary from January through October 2022	85,602
	100% of the fiscal 2022 annual cash incentive award	225,741
	100% of the fiscal 2020 to 2022 performance share award	333,418
(2)

Amounts reported represent Company contributions to the Supplemental Benefit Plan in fiscal 2022. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table” and the related footnote.

(3)

Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results during the fiscal year based on each NEO’s selected fund allocation. None of these amounts are included in the “Summary Compensation Table” because earnings were not preferential or above-market. The funds listed below are consistent with or comparable to those funds provided in our Retirement Plan and do not include any preferential or above-market interest. The rates for fiscal 2022 are provided in the following table:

Fund Name	Change from Fiscal 2021
American Funds Europacific Growth Fund R6	-30.88%
Artisan Mid Cap Investor Fund	-38.48%
Fidelity Treasury Only Money Market Fund	0.70%
Fidelity US Bond Index	-15.72%
Goldman Sachs Small Cap Value Institutional Fund	-10.51%
JPMorgan Mid Cap Value I Fund	-6.25%
PGIM Total Return Bond R6	-17.53%
PIMCO International Bond Fund (Unhedged)	-25.23%
T. Rowe Price International Discovery Fund	-36.91%
The Toro Company	11.94%
Vanguard Explorer Fund Admiral Shares	-23.00%
Vanguard Institutional Index Fund Institutional Shares	-14.63%
Vanguard Mid Cap Index Fund Admiral Shares	-18.04%
Vanguard Small Cap Index Fund Admiral Shares	-16.96%
Vanguard Target Retirement 2020 Fund	-15.72%
Vanguard Target Retirement 2025 Fund	-17.15%
Vanguard Target Retirement 2030 Fund	-17.92%
Vanguard Target Retirement 2035 Fund	-18.34%
Vanguard Target Retirement 2040 Fund	-18.80%
Vanguard Target Retirement 2045 Fund	-19.22%
Vanguard Target Retirement 2050 Fund	-19.39%
Vanguard Target Retirement 2055 Fund	-19.39%
Vanguard Target Retirement 2060 Fund	-19.36%
Vanguard Target Retirement 2065 Fund	-19.32%
Vanguard Target Retirement Income Fund	-14.14%
(4)

Amounts reported represent the total balance at October 31, 2022, the last day of fiscal 2022, plus any NEO’s or Company contributions for fiscal 2022 that were paid, or expected to be paid, after October 31, 2022. Includes the following amounts reported in the “Summary Compensation Table” in the “Base Salary” or “Non-Equity Incentive Plan Compensation” column for fiscal years 2020 and 2021:

Name	Amount ($)
Mr. Olson	840,922
Ms. Peterson	733,578
Mr. Carpenter	0
Mr. Rodier	1,056,498
Ms. Dahl	825,818

Includes the following amounts reported in the “Summary Compensation Table” in the “All Other Compensation” column for fiscal years 2020 and 2021.

Name	Amount ($)
Mr. Olson	295,968
Ms. Peterson	107,884
Mr. Carpenter	0
Mr. Rodier	36,299
Ms. Dahl	40,303

Potential Payments Upon Termination or Change In Control

Overview.    The following discussion describes the payments and benefits to which our NEOs are entitled in various termination of employment and change in control situations. The intent of this discussion is to describe those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment or change in control situation. Therefore, this discussion does not describe all payments and benefits an NEO may receive following a termination or change in control, such as the following accrued, vested or non-forfeitable compensation and benefits:

•

Payment of individual contributions to our Deferred Plan and Deferred Plan for Officers in accordance with prior distribution elections, as described under “Nonqualified Deferred Compensation for Fiscal 2022”;

•	Payment of Company contributions on behalf of the NEO under our Supplemental Benefit Plan, as described under “Nonqualified Deferred Compensation for Fiscal 2022”;
•

Payment of individual contributions and vested Company investment fund contributions on behalf of the NEO under our Retirement Plan, as described under “Health, Welfare and Retirement Benefits and All Other Compensation—Retirement Benefits”;

•

Payment of annual cash incentive awards if employed on the last day of the fiscal year and if threshold levels are met and at the percentage of the target achieved, as described under “Annual Cash Incentives”;

•

Payout for performance share awards if employed on the last day of the performance period and if threshold levels are met and at the percentage of the target achieved, as described under “Long-Term Incentives—Performance Share Awards”;

•	Exercise of stock options that had vested prior to the date of termination; and
•	Payouts under, and continuation of, health and welfare benefits under plans generally applicable to our U.S.-based office salaried employees.

None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provisions in our equity plans. Accordingly, our NEOs do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company, as described under “Potential Payments Upon Termination or Change in Control—Change in Control”. Each of our executive officers is a party to our standard confidentiality, invention and non-compete agreement.

Voluntary Resignation and Retirement.    In the event of an NEO’s voluntary resignation or retirement, we would not be obligated to pay or provide any additional payments or benefits, unless the NEO meets the criteria for “retirement” in connection with his or her voluntary resignation. For purposes of our compensation arrangements, “retirement” generally means the voluntary termination of employment at or after the age of 55 and with a number of years of service that, when added together with the NEO’s age, equals at least 65.

If an NEO meets the criteria for “retirement” in connection with his or her voluntary resignation, the NEO generally would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•

Extended vesting and exercise period of four additional years (or the remaining term of the option, whichever is shorter) after the retirement date for all outstanding stock options held on the retirement date;

•

Extended perquisites consisting of reimbursement for amounts incurred for: (i) one additional year of financial planning expenses; (ii) one additional executive physical; (iii) twelve additional months, or through the end of the lease term, whichever is shorter, of lease payments for a Company-leased automobile; and (iv) certain Company products for personal use at no cost for five years following the NEO’s retirement; provided, however, that the NEO is responsible for payment of applicable taxes attributed to the value of such products;

•

Prorated payment of an outstanding annual cash incentive award if the NEO retires prior to the date payment is made in settlement of the annual cash incentive award, which is typically in early December, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the retirement date; and

•

Prorated payment of outstanding performance share awards if the NEO retires after completion of at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the NEO was employed or performed services during the performance period as of the NEO’s retirement date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Disability or Death.    In the event of a termination as the result of the disability or death of an NEO, the NEO, or his or her beneficiary, would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•

Immediate vesting of all outstanding stock options held as of the termination date and stock options may be exercised for a period of up to one year (or the remaining term of the option, whichever is shorter) after the termination date;

•

Prorated payment of an outstanding annual cash incentive award if the termination of the NEO is prior to the date payment is made in settlement of the annual cash incentive award, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the termination date; and

•

Prorated payment of outstanding performance share awards if the NEO was employed for at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the NEO was employed or performed services during the performance period as of the NEO’s termination date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Involuntary Termination by TTC.    Since our NEOs do not have employment or severance agreements or arrangements other than as provided for in our CIC policy, we would not be obligated to provide any additional payments or benefits to our NEOs in the event of an involuntary termination of employment by us. Any negotiated separation arrangement typically requires that the NEO sign a release and waiver of claims and comply with confidentiality and non-compete restrictions.

Termination by TTC for Cause.    In the event of a termination of an NEO’s employment by us for cause, we would not be obligated to provide any additional payments or benefits to the executive. In addition, we may have certain clawback rights, as described below under “Clawback Provisions.”

Change in Control.    We have a CIC policy generally applicable to our executive officers. Our CIC policy incorporates a “double trigger” mechanism and provides for a cash severance payment and certain other benefits if within three years after a change in control the NEO’s employment is terminated by us without just cause or the NEO terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. The payments and benefits the NEO would be entitled to receive include:

•	a lump sum cash severance payment equal to two times (or three times for the CEO) the sum of the NEO’s then current annual base salary and target annual cash incentive award;
•

a lump sum cash payment in an amount equal to the NEO’s pro-rated target annual cash incentive award for the fiscal year in which the termination date occurs, reduced by any amounts paid under the terms of the applicable equity compensation policy for the same period of time;

•

eligibility for continuation coverage under our medical, dental and other group health plans for a period of three years following the termination date and reimbursement for any costs incurred in securing such continuation coverage that are in excess of costs that would have been incurred by the NEO immediately prior to his or her termination date to obtain such coverage; and

•	two years of outplacement services.

Our CIC policy does not provide a “gross-up” for 280G excise tax and, as a condition to the payment of any severance payment, the NEO must execute a release of claims against us. If a change in control, as generally defined below, has not occurred, our Board may terminate our CIC policy after two years’ advance notice of such termination.

In addition to our CIC policy, our 2022 Plan provides that if we experience a change in control, as generally defined below, and if outstanding awards are continued, assumed, or substituted, whether or not there is a qualifying termination of employment:

•	all stock options immediately vest, become exercisable in full and remain exercisable for their remaining term following the change in control;
•

all outstanding annual cash incentive awards for performance periods in progress at the time of the change in control immediately vest and become immediately payable in cash based on the greater of (i) achievement at target, or (ii) actual achievement through the date of the change in control;

•

all outstanding performance share awards for performance periods in progress at the time of the change in control immediately vest and become payable in shares of our common stock, at the greater of (i) target, or (ii) actual achievement of performance goals through the date of the change in control; and

•

all outstanding shares of restricted stock and restricted stock unit awards with vesting based solely on the participant’s continued service immediately vest and become non-forfeitable or issuable, as the case may be, and shall be settled in cash or shares of our common stock.

If outstanding equity based awards are not continued, assumed or substituted:

•

all stock options immediately vest and become exercisable and the Compensation & Human Resources Committee shall (i) give the participant a reasonable opportunity to exercise the option prior to the change in control, and (ii) pay the participant in cash for each unexercised option, the excess, if any, between the option exercise price and the per share consideration payable to shareholders, provided the participant shall receive payment of the fair market value of any contingent or delayed consideration on the basis of the Committee’s good faith estimate of the present value of the probable future value of such consideration;

•

all restricted stock awards and restricted stock unit awards with vesting based solely on the participant’s continued service will immediately vest and be settled in cash or shares of our common stock, provided, if payment is to be made in shares of our common stock, the participant will receive the excess, if any, between the consideration received by shareholders of our Company for shares of our Company in connection with the change in control and the purchase price, if any, of the restricted stock or restricted stock unit award, multiplied by the number of shares subject to such award; and

•

all outstanding performance share awards for performance periods in progress at the time of the change in control will immediately vest and become payable in shares of our common stock, at the greater of (i) target, or (ii) actual achievement of performance goals through the date of the change in control, provided, for the payment to be made in shares of our common stock, the participant will receive the consideration received by shareholders of our Company for shares of our Company in connection with the change in control.

Our prior 2010 Plan provides that if we experience a change in control, as generally defined below, whether or not there is a qualifying termination of employment:

•	all stock options immediately vest, become exercisable in full and remain exercisable for their remaining term following the change in control;
•	all outstanding annual cash incentive awards for performance periods in progress at the time of the change in control immediately vest and become immediately payable at target in cash;
•

all outstanding performance share awards for performance periods in progress at the time of the change in control immediately vest and become payable at maximum levels of performance in shares of our common stock, provided, however, that the CIC policy provides that for executive officers covered by the CIC policy, any such performance share awards are payable at target (not in full or at maximum); and

•	all outstanding shares of restricted stock and restricted stock unit awards immediately vest and become non-forfeitable or issuable, as the case may be.

Alternatively, the Compensation & Human Resources Committee may elect to terminate such options, restricted stock awards, restricted stock unit awards or performance share awards in exchange for a cash payment for each option, restricted stock, restricted stock unit or performance share award in an amount equal to the excess, if any, between the consideration received by shareholders of our Company for shares of our Company in connection with the change in control and the exercise or purchase price, if any, of the option, restricted stock, restricted stock unit award or performance share award, multiplied by the number of shares subject to such option or award.

Neither our 2022 Plan nor our 2010 Plan provides a “gross-up” for 280G excise tax, but does provide for a reduction of payments if such payments would result in lower higher after-tax income taking into consideration the 280G excise tax.

For purposes of our CIC policy, 2022 Plan and 2010 Plan, and subject to limited exceptions, a “change in control” occurs if:

•	another person becomes the beneficial owner of 20% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock;
•	a majority of our Board becomes comprised of persons other than those for whom election proxies have been solicited by our Board;
•

the completion of certain business combinations, including a reorganization, merger, consolidation, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our Company or the resulting company after the business combination; or

•	our shareholders approve a complete liquidation or dissolution of our Company.

Additionally, under our nonqualified deferred compensation and retirement plans, upon the occurrence of a change in control, we must transfer cash or property to a “rabbi” trust for the benefit of plan participants in an amount sufficient to cause the trust to be funded at a level equal to the present value of all accumulated or accrued benefits then payable to or on behalf of plan participants.

Potential Payments Upon Termination or Change In Control.    The following table quantifies the payments and benefits for which the amount, vesting or time of payment is altered by each of the foregoing termination of employment or change in control situations. For purposes of quantifying payments and benefits, amounts are calculated (i) for each NEO as if the termination or change in control occurred on October 31, 2022, the last business day of our 2022 fiscal year; and (ii) using a per share value of $105.43, which represents the closing price of our common stock, on October 31, 2022. Material assumptions used in calculating the estimated payments and benefits are described in footnotes to the table.

							Change in Control
Name/Payment Type	Voluntary Resignation / Retirement(1) ($)		Disability or Death ($)		Involuntary Termination by TTC ($)	Termination by TTC for Cause ($)	No Termination Event ($)		Termination Without Cause by TTC or by Executive for Good Reason ($)
Richard M. Olson
Cash Severance Payment(2)	0		0		0	0	0		7,590,000
Unvested & Accelerated Stock Options(3)	0		3,220,727		0	0	3,220,727		3,220,727
Performance Share Award Payouts	3,873,498	(4)	3,873,498	(4)	0	0	2,857,048	(5)	2,857,048	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		67,338
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	35,932		0		0	0	0		0
Total	3,909,430		7,094,225		0	0	6,077,775		13,765,113
Renee J. Peterson
Cash Severance Payment(2)	0		0		0	0	0		2,178,000
Unvested & Accelerated Stock Options(3)	0		773,002		0	0	773,002		773,002
Performance Share Award Payouts	981,132	(4)	981,132	(4)	0	0	727,362	(5)	727,362	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		46,638
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	33,362		0		0	0	0		0
Total	1,014,494		1,754,134		0	0	1,500,364		3,755,002
Kevin C. Carpenter
Cash Severance Payment(2)	0		0		0	0	0		1,472,000
Unvested & Accelerated Stock Options(3)	0		62,727		0	0	62,727		62,727
Unvested & Accelerated Restricted Stock Units(9)	0		0		0	0	1,859,363		1,859,469
Performance Share Award Payouts	81,814	(4)	81,814	(4)	0	0	84,344	(5)	84,344
Welfare Plan Benefits(6)	0		0		0	0	0		40,995
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	27,364		0		0	0	0		0
Total	109,178		144,541		0	0	2,006,434		3,549,535
Richard W. Rodier
Cash Severance Payment(2)	0		0		0	0	0		1,846,200
Unvested & Accelerated Stock Options(3)	0		874,064		0	0	874,064		874,064
Unvested & Accelerated Restricted Stock Units(9)	0		0		0	0	57,987		57,987	(4)
Performance Share Award Payouts	830,367	(4)	830,367	(4)	0	0	604,430	(5)	604,430	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		46,392
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	38,300		0		0	0	0		0
Total	868,667		1,704,431		0	0	1,536,481		3,459,073
Amy E. Dahl
Cash Severance Payment(2)									1,683,000
Unvested & Accelerated Stock Options(3)	0		475,134		0	0	475,134		475,134
Performance Share Award Payouts	606,117	(4)	606,117	(4)	0	0	446,285	(5)	446,285	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		20,862
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	40,231		0		0	0	0		0
Total	646,348		1,081,251		0	0	921,419		2,655,281

(1)	Each of Messrs. Olson and Rodier and Ms. Peterson met the retirement criteria on October 31, 2022.
(2)

Amount reported represents two times (three times for Mr. Olson since he was CEO on October 31, 2022) the sum of the NEO’s (a) then current annual base salary and (b) then target annual cash incentive award for fiscal 2022.

(3)

Amount reported represents the value of the automatic acceleration of vesting of unvested stock options. All amounts are based on the difference between: (a) the market price of our common stock underlying the unvested stock options as of October 31, 2022, and (b) the exercise price of the stock options. Because each of Messrs. Olson and Rodier and Ms. Peterson met the retirement criteria on October 31, 2022, upon such event any unvested stock options held would continue to vest for four additional years, but such extended vesting is not quantified in the above table, “Voluntary Resignation / Retirement” column.

(4)

Amount reported represents the value of the future payout of two-thirds of the NEO’s fiscal 2021 to fiscal 2023 performance share awards (based on two years of the three-year performance period completed as of October 31, 2021) and one-third of the NEO’s fiscal 2022 to fiscal 2024 performance share awards (based on one year of the three-year performance period completed as of October 31, 2022), assuming that the Compensation & Human Resources Committee approves the payout at financial plan levels of performance.

(5)

Amount reported represents the value of the immediate payout of the applicable number of shares of our common stock that the NEO would have been entitled to receive as payout for performance share awards for each of the fiscal 2021 to fiscal 2023 performance period and the fiscal 2022 to fiscal 2024 performance period. The value is based on: (a) the number of outstanding performance share awards at target as of October 31, 2022, multiplied by (b) the market price of our common stock on October 31, 2022.

(6)	Amount reported represents the estimated value of the welfare plan benefits for a three-year period based on our premium levels in effect on October 31, 2022.
(7)	Amount reported is based on the assumption that we would incur a $30,000 one-time cost for outplacement services to be provided for the two-year period.
(8)	Amount reported represents the value of (a) one additional year of financial planning services, (b) one additional executive physical, and (c) twelve additional months of automobile lease payments.
(9)

Amount reported represents the value of the automatic acceleration of the vesting of unvested restricted stock units and is based on the number of shares of common stock underlying the unvested restricted stock units multiplied by the market price of our common stock on October 31, 2022.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, passed as part of the Dodd-Frank Act, we calculated the ratio of annual total compensation of Mr. Olson relative to the annual total compensation of our median employee.

Under SEC rules, the median employee is only required to be identified once every three years if there has been no change in our employee population or compensation arrangements or in the median employee’s circumstances that we reasonably believe would significantly affect our pay ratio disclosure. Because there were no such changes, we did not re-identify a new median employee for fiscal 2022, but rather used the same median employee from fiscal 2020.

To determine the median employee, we identified that, as of October 31, 2020, our total employee population was 10,103, which included employees from all our subsidiaries. We identified our median employee from this population (excluding Mr. Olson) by using base salary as our consistently applied compensation measure.

We calculated the annual total compensation of our median employee for fiscal 2022 using the same methodology that we used to calculate the annual total compensation of our NEOs, including Mr. Olson, for fiscal 2022, as set forth in the Summary Compensation Table. Mr. Olson’s annual total compensation for fiscal 2022, as set forth in the Summary Compensation Table, was $7,311,953. Annual total compensation for our median employee for fiscal 2022 was $44,122. The ratio of annual total compensation of Mr. Olson to the annual total compensation of our median employee for fiscal 2022 is 166:1.

We believe the pay ratio presented above is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Compensation & Human Resources Committee Interlocks and Insider Participation

No member of the Compensation & Human Resources Committee was an officer or employee of TTC during fiscal year 2022 or in any prior year, and no member of the Compensation & Human Resources Committee had a relationship that would require disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in Item 407(e)(4) of Regulation S-K during fiscal 2022 or in any prior year.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table sets forth information known to us as of January 20, 2023, as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,324,741(2)	9.86%
Common Stock	BlackRock, Inc. 55 East 52nd St. New York, NY 10055	9,331,589(3)	8.91%
Common Stock	Select Equity Group, L.P. 380 Lafayette St. New York, NY 10003	5,942,003(4)	5.68%

(1)	Percent of class is based on 104,678,026 shares outstanding as of January 20, 2023.
(2)

Based solely on information contained in the most recently filed Schedule 13F of The Vanguard Group, Inc., an investment adviser, filed with the SEC on November 14, 2022, reflecting beneficial ownership as of September 30, 2022, with sole investment discretion but no voting authority with respect to 10,178,547 shares, shared investment discretion and shared voting authority with respect to 46,093 shares, and shared investment discretion but no voting authority with respect to 100,101 shares. The Vanguard Group, Inc. does not have sole voting authority over any of the shares.

(3)

Based solely on information contained in the most recently filed Schedule 13G/A of BlackRock, Inc., a parent holding company, filed with the SEC on January 25, 2023, reflecting beneficial ownership as of December 31 30, 2022, with sole investment discretion with respect to all such shares, sole voting authority with respect to 9,124,702 shares, and no voting authority with respect 206,887 shares. BlackRock, Inc. does not have shared voting authority over any of the shares.

(4)

Based solely on information contained in the most recently filed Schedule 13F of Select Equity Group, L.P., an investment adviser and parent holding company, filed with the SEC on November 14, 2022, reflecting beneficial ownership as of September 30, 2022, with sole investment discretion with respect to all such shares, sole voting authority with respect to 5,751,317 shares and no voting authority with respect to 190,686 shares.

Directors and Executive Officers

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 20, 2023, by (i) each of our current non-employee directors, (ii) individuals who served as our “principal executive officer” or “principal financial officer” during fiscal 2022 and the next three most highly compensated executive officers named in the “Summary Compensation Table,” and (iii) all current non-employee directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class(5)
	Non-Employee Directors:
Common Stock	Janet K. Cooper	93,968	*
Common Stock	Gary L. Ellis	71,153	*
Common Stock	Jeffrey M. Ettinger	102,965	*
Common Stock	Eric P. Hansotia	939	*
Common Stock	Katherine J. Harless	87,831	*
Common Stock	Jeffrey L. Harmening	12,535	*
Common Stock	D. Christian Koch	28,207	*
Common Stock	Joyce A. Mullen	9,894	*
Common Stock	James C. O’Rourke	37,756	*
Common Stock	Jill M. Pemberton	942	*
Common Stock	Michael G. Vale	15,440	*
	Named Executive Officers:
Common Stock	Richard M. Olson	875,014	*
Common Stock	Renee J. Peterson	320,654	*
Common Stock	Kevin N. Carpenter	5,213	*
Common Stock	Richard W. Rodier	125,193	*
Common Stock	Amy E. Dahl	141,048	*
All Current Directors and Executive Officers as a Group (27)		2,363,529	2.22%

*	Less than one percent of the outstanding shares of our common stock.
(1)

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares: (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated in the footnotes to this table, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)

“Beneficial ownership” also includes: (a) shares that a person has the right to acquire within 60 days of January 20, 2023, and, as such, includes shares that may be acquired upon exercise of stock options within 60 days of January 20, 2023; (b) shares allocated to executive officers under the Retirement Plan; and (c) common stock units and performance share units, collectively referred to as units, credited under the Deferred Plan for Directors and Deferred Plan for Officers. The following table reflects the beneficial ownership by type of security held by our non-employee directors, NEOs, and all current directors and executive officers as a group:

Name	Stock Options	Retirement Plan	Units under the Deferred Plan for Directors	Units under the Deferred Plan for Officers
Non-Employee Directors:
Janet K. Cooper	19,745	‒	47,670	‒
Gary L. Ellis	35,079	‒	3,966	‒
Jeffrey M. Ettinger	35,079	‒	0	‒
Eric P. Hansotia	0	‒	0	‒
Katherine J. Harless	29,975	‒	3,428	‒
Jeffrey L. Harmening	6,466	‒	0	‒
D. Christian Koch	19,745	‒	0	‒
Joyce A. Mullen	6,466	‒	3,428	‒
James C. O’Rourke	24,783	‒	0	‒
Jill M. Pemberton	0	‒	942	‒
Michael G. Vale	10,948	‒	3,550	‒
Named Executive Officers:
Richard M. Olson	714,099	16,913	‒	126,088
Renee J. Peterson	178,400	745	‒	87,259
Kevin N. Carpenter	3,433	1	‒	0
Richard W. Rodier	92,465	2,834	‒	6,158
Amy E. Dahl	108,293	3,837	‒	10,212
All Current Directors and Executive Officers as a Group (27)	1,563,570	81,665	62,984	299,545
(3)

Includes shares held in trust for estate planning purposes as follows: 24,897 shares for Ms. Cooper, 67,886 shares for Mr. Ettinger, 46,964 shares for Ms. Harless, 8,462 shares for Mr. Koch, 11,317 shares for Mr. O’Rourke, 38,932 shares for Ms. Peterson and 198,458 shares for all current directors and executive officers as a group. Ms. Cooper’s spouse is sole trustee of the trust and has sole voting and investment power with respect to the shares held in trust; and accordingly, Ms. Cooper disclaims beneficial ownership of such shares.

(4)	Includes 383 shares held jointly with spouse for all current directors and executive officers as a group for which the director or officer has shared voting and investment power.
(5)

Percentages are based on our shares outstanding as of our record date and are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or by the group pursuant to stock options or other rights currently exercisable or that become exercisable or issuable within 60 days following January 20, 2023, are outstanding for the purpose of computing the percentage of common stock owned by such person or by the group. However, those unissued shares of our common stock described above are not deemed to be outstanding for the purpose of calculating the percentage of common stock owned by any other person.

Stock Ownership Guidelines

We maintain stock ownership guidelines described in the table below to align the interests of our non-employee directors and executive officers with those of our shareholders. Non-employee directors are expected to meet this guideline within five years of joining the Board. Executive officers are expected to meet the guideline within five years of the date of hire or promotion. As of January 20, 2023, each of our non-employee directors and executive officers who is required to meet a stock ownership guideline met such guideline.

Stock Ownership Guidelines by Position
Non-Employee Directors	Chairman and CEO	Other Executive Officers
5x annual board retainer	5x annual base salary	2x or 3x annual base salary

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy addresses hedging, pledging and other transactions which might give the appearance of impropriety. Under the Insider Trading Policy, we consider it inappropriate for any person subject to the policy, including all directors, officers and employees of our Company, to engage in speculative transactions in our Company’s securities or other transactions which might give the appearance of impropriety. In addition, we discourage any person subject to the Insider Trading Policy from engaging in frequent trading in our Company’s securities because such trading also may give the appearance that such trades were timed to take advantage of material non-public information. Accordingly, our Insider Trading Policy either prohibits or limits the following types of transactions:

•

Short sales. All directors, officers and employees of our Company are prohibited from engaging in short sales of our Company’s securities since such sales are intended to reward a person for downward changes in price, and as such, may appear to have resulted from the possession of material non-public information.

•

Publicly-traded options. All directors, officers and employees of our Company are prohibited from engaging in transactions in put options, call options, or other derivative securities involving our Company’s stock, whether on an exchange or otherwise, since given the relatively short terms of publicly-traded options, such transactions may create the appearance that they have resulted from possession of material non-public information.

•

Hedging transactions. All directors, officers and employees of our Company are prohibited from engaging in hedging transactions involving our Company’s securities, such as collars, equity swaps, prepaid variable forwards, and exchange funds, since such transactions are designed to hedge or offset any decrease in the market value of securities and when that occurs, the owner may no longer have the same objectives as other of our Company’s security holders.

•

Standing and limit orders. All directors, officers and employees of our Company are restricted in their use of standing and limit orders for our Company’s securities, which are orders placed with a broker to sell or purchase stock at a specified price. Because there is no control over the timing of purchases or sales that result from standing instructions to a broker, a transaction could be executed when such shareholders are aware of material non-public information. Accordingly, the Insider Trading Policy provides that if a director, officer or employee of our Company uses a standing order or limit order for our Company’s securities, the order should be limited in duration and should otherwise comply with the trading requirements outlined in the Insider Trading Policy.

•

Pledging. All directors and officers of our Company are prohibited from purchasing our Company’s securities on margin, borrowing against any account in which our Company’s securities are held, or pledging our Company’s securities as collateral for a loan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC reports showing ownership of and changes in ownership of our common stock and other equity securities. Based on a review of reports filed by these reporting persons on the SEC’s electronic filing, or EDGAR, system and written representations by our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% owners complied with all filing requirements applicable to them during fiscal 2022, except that: a Form 4 reporting a restricted stock unit award on November 30, 2021 for Kevin N. Carpenter was not filed on a timely basis due to administrative error and was subsequently disclosed in a Form 4 filed on December 17, 2021; a Form 4 reporting a performance share award payout on December 15, 2021 and a stock option grant on December 16, 2021, for Daryn A. Walters was not filed on a timely basis due to a delay in obtaining EDGAR filing codes and were subsequently disclosed in a Form 4 filed on December 21, 2021; and a Form 4 reporting a restricted stock unit award on March 28, 2022 for Daryn A. Walters was not filed on a timely basis due to administrative error and was subsequently disclosed in a Form 4 filed on April 4, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2022, the last day of fiscal 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,527,910(1)	$71.23(2)	3,703,369(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,527,910(1)	$71.23(2)	3,703,369(3)

(1)

Amount includes: 2,983,098 outstanding stock options under the 2010 Plan; 2,935 outstanding stock options under the 2022 Plan; 91,488 outstanding restricted stock unit awards under the 2010 Plan, including share dividend equivalents that have been issued on such outstanding restricted stock units; 59,189 outstanding restricted stock unit awards under the 2022 Plan, including share dividend equivalents that have been issued on such outstanding restricted stock units; and 391,200 outstanding performance share awards under the 2010 Plan, assuming a maximum level of achievement. The actual number of shares that will be issued under the performance share awards is determined by the level of achievement of performance goals.

(2)	Performance share awards and restricted stock units do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).
(3)	Amount represents shares available for future issuance upon awards that may be granted under the 2022 Plan.
OTHER INFORMATION

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting

The 2024 Annual Meeting of Shareholders is expected to be held on March 19, 2024. In order for a shareholder proposal to be included in our proxy statement for the 2024 Annual Meeting, (i) our Secretary must receive such proposal no later than the close of business on October 10, 2023, unless the date of the 2024 Annual Meeting is delayed by more than 30 calendar days; and (ii) such proposal must satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Amended and Restated Bylaws.

Under our current Amended and Restated Bylaws, in order for a shareholder to nominate one or more persons for election to the Board at the 2024 Annual Meeting of Shareholders or propose any other business to be brought before the 2024 Annual Meeting, complete and timely notice must be given in writing and in proper form to our Secretary not later than December 22, 2023, nor earlier than November 22, 2023. However, if the date of the 2024 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the 2023 Annual Meeting of Shareholders, such notice must be delivered not earlier than the 120th day prior to the date of the rescheduled 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the rescheduled 2024 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the rescheduled 2024 Annual Meeting. Any notice must contain the specific information required by our Amended and Restated Bylaws, including, among other things, information about: any proposed nominee and his or her relationships with the shareholder submitting the nomination; any agreements, arrangements or understandings the shareholder may have with any proposed nominee or other parties relating to the nomination or other proposal; and the interests that the shareholder has related to our Company and its shares, including as a result of, among other things, derivative securities, voting arrangements or short positions. Such information must be updated as of the record date for the 2024 Annual Meeting and as of the date that is 10 business days prior to the date of the 2024 Annual Meeting. This summary information regarding our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which can be found on our website at www.thetorocompany.com/corporategovernance. If a nomination or proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, or does not contain the specific information required by our Amended and Restated Bylaws, such nomination or proposal will be defective and will not be brought before the 2024 Annual Meeting. If a nomination or proposal is nonetheless brought before the 2024 Annual Meeting and the Chairman does not exercise the power and duty to declare the nomination or proposal defective, the persons named in the proxy may use their discretionary voting with respect to such nomination or proposal. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the nominees of our Board of Directors must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of TTC shares entitled to vote on the election of directors in support of director nominees other than TTC’s nominees, as required by Rule 14a-19(b). We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 annual meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple shareholders at a shared address. Additional copies of this proxy statement and our Annual Report on Form 10-K are available upon request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (952) 888-8801, or by e-mail to invest@thetorocompany.com. These documents also may be downloaded and printed from our website at www.thetorocompany.com/proxy. Any shareholder who wants to receive separate copies of our proxy statement and annual report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder.

Annual Report

A copy of TTC’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, as filed with the SEC, will be sent to any shareholder, without charge, upon written request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.thetorocompany.com/proxy. Our Fiscal Year 2022 Annual Report, which contains information about our business but is not part of our disclosure deemed to be filed with the SEC, also is available on our website at www.thetorocompany.com/proxy.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our non-employee directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our non-employee directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut, 06902, for an estimated fee of $8,500, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies in connection with our 2023 Annual Meeting of Shareholders.

Dated: February 7, 2023

BY ORDER OF THE BOARD OF DIRECTORS

Amy E. Dahl Vice President, General Counsel and Corporate Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D94930-Z83593-P80920 The Board of Directors recommends you vote 1 YEAR on the following proposal: The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2023. 3. Approval of, on an advisory basis, our executive compensation. NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. 4. Approval of, on an advisory basis, the frequency of the advisory approval of our executive compensation. 1. Election of Directors ! ! ! 01) Jeffrey M. Ettinger 02) Eric P. Hansotia 03) D. Christian Koch Nominees: For All Withhold All For All Except For Against Abstain Please sign exactly as your name(s) appear(s) on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. THE TORO COMPANY To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain THE TORO COMPANY 8111 LYNDALE AVENUE SOUTH BLOOMINGTON, MN 55420-1196 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET - www.proxyvote.com or scan the QR code above Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TTC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 20, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D94931-Z83593-P80920 THE TORO COMPANY ANNUAL MEETING OF SHAREHOLDERS Tuesday, March 21, 2023 2:00 p.m. CDT www.virtualshareholdermeeting.com/TTC2023 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement for the Annual Meeting of Shareholders on March 21, 2023, and our 2022 Annual Report are available at www.thetorocompany.com/proxy The Toro Company 8111 Lyndale Ave South Bloomington, MN 55420 Proxy This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 21, 2023. The shares of stock held in this account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants. If no choice is specified, the proxy will be voted "For" all nominees for Director, "For" Proposals 2 and 3, and "1 Year" for Proposal 4. By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint R. M. Olson and A. E. Dahl, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. Continued and to be signed on reverse side